                                                                    EXHIBIT 4.27

CONFORMED COPY

                                Dated 1 May 2007

     (1) RANDGOLD RESOURCES (SOMILO) LIMITED as the Borrower

     (2) RANDGOLD RESOURCES LIMITED as a Guarantor

     (3) VARIOUS BANKS AND OTHER FINANCIAL INSTITUTIONS as the Lenders

     (4) N M ROTHSCHILD & SONS LIMITED as the Mandated Lead Arranger

     (5) N M ROTHSCHILD & SONS LIMITED as the Agent

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                                 U.S.$60,000,000

                       REVOLVING CREDIT FACILITY AGREEMENT

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                          [MAYER BROWN ROWE & MAW LOGO]
                                     LONDON

                                    CONTENTS

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2.    COMMITMENTS; BORROWING AND INTEREST PERIOD SELECTION

                                    CONTENTS

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                                    CONTENTS

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                                      -iii-

                                    CONTENTS

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                                      -iv-

THIS REVOLVING CREDIT FACILITY AGREEMENT, dated 1 May 2007 (as amended, modified or supplemented in accordance with the terms hereof, this "AGREEMENT"), between:

(1)   RANDGOLD RESOURCES (SOMILO) LIMITED, (the "BORROWER");

(2)   RANDGOLD RESOURCES LIMITED ("RRL");

(3)   the banking and/or financial institutions referred to on the signature pages hereof as the lenders (collectively, the "LENDERS");

(4)   N M ROTHSCHILD & SONS LIMITED in its capacity as the mandated lead arranger of the financing contemplated by this Agreement (the "MLA"); and

(5)   N M ROTHSCHILD & SONS LIMITED, in its capacity as the agent for the
      Lenders (in such capacity, the "AGENT").

IT IS AGREED as follows:

1.    DEFINITIONS AND INTERPRETATION

1.1   DEFINED TERMS

      The following terms when used in this Agreement shall have the following meanings:

      "AGENT" is defined in the preamble and shall include the Agent acting in its capacity as security trustee pursuant to any of the Guarantees or the
      Security Agreements.

      "AGREED ENVIRONMENTAL REQUIREMENTS" means:

      (a)  any laws, rules or regulations of whatsoever nature (whether federal, provincial or otherwise) relating to environmental, health and safety or similar issues from time to time in effect and having application to any RRL Group Company;

      (b)  the World Bank Group (including IFC and MIGA) Environmental Health and Safety Policies as from time to time in effect;

      (c)  the "Equator Principles" as from time to time in effect; and

      (d)  the "Principles and Standards of Practice" contained in the
           International Cyanide Management Code.

      "AGREED FORM" means in respect of any instrument:

      (a)  in a form executed by the relevant parties and dated the date hereof;
           or

      (b)  if not executed and dated the date hereof, substantially in the form initialled on the date hereof by the Agent (or Mayer, Brown, Rowe &
           Maw LLP on its behalf) and an Authorised Representative of RRL; or

      (c)  in such form as the Agent and each Obligor party thereto (or, if no
           Obligor is party thereto, RRL) agree is the Agreed Form of such instrument for the purposes of this Agreement,

      and the Agreed Form of any instrument described in clause (c) shall have precedence over and replace the Agreed Form of such instrument described in clauses (a) or (if specified in the form referred to in clause (c))
      (b).

      "AGREEMENT" is defined in the preamble.

      "APPLICABLE MARGIN" means:

      (a)  during the period commencing on the Effective Date and ending on the date which is six (6) months thereafter, one and one half percent
           (1.50%) per annum; and

      (b)  thereafter, and during each Applicable Margin Calculation Period, the rate set forth below opposite the relevant Consolidated Total Debt:
           Consolidated EBITDA Ratio for the one (1) year period ending on the
           Quarterly Calculation Date most immediately preceding the
           commencement of such Applicable Margin Calculation Period:

           CONSOLIDATED TOTAL DEBT:        APPLICABLE MARGIN
           CONSOLIDATED EBITDA RATIO

           Less than 0.5%                  1.40% per annum

           Greater than or equal to 0.5%
           but less than 1.5%              1.50% per annum

           Greater than or equal to 1.5%   1.60% per annum;

           provided, however, that if Consolidated EBITDA for any one (1) year period ending on the Quarterly Calculation Date most immediately preceding the first day of any Applicable Margin Calculation Period shall be negative, the Applicable Margin for such Applicable Margin
           Calculation Period shall be one and three fifths percent (1.60%) per annum.

      Any calculation of the Applicable Margin for purposes of clause (b)
      (including the proviso thereto) in connection with any Applicable Margin
      Calculation Period shall be calculated as at the Quarterly Calculation
      Date most immediately preceding the commencement of such Applicable Margin
      Calculation Period on the basis of the Compliance Certificate delivered pursuant to Clause 7.1(e)(Financial Information, etc.) with respect to such Quarterly Calculation Date. In the event that such Compliance
      Certificate shall not have been delivered in a timely manner in accordance with Clause 7.1(e) (Financial Information, etc.), the Applicable Margin
      for the Applicable Margin Calculation Period commencing on the Applicable
      Margin Calculation Date by which such Compliance Certificate was required to be delivered shall be one and three fifths percent (1.60%) per annum.
      Following delivery of any Compliance Certificate by the Borrower in accordance with Clause 7.1(e) Financial Information, etc), the Agent shall use reasonable endeavours to notify the Borrower of

      the Applicable Margin for the next Applicable Margin Calculation Period at least three (3) Business Days prior to the commencement of such Applicable
      Margin Calculation Period; provided, however, that any failure to so notify the Borrower shall not prevent or inhibit the effectiveness of the relevant Applicable Margin in any Applicable Margin Calculation Period.

      "APPLICABLE MARGIN CALCULATION DATE" means each date which is forty five
      (45) days after a Quarterly Calculation Date.

      "APPLICABLE MARGIN CALCULATION PERIOD" means, initially, the period commencing on the date which is six (6) months after the Effective Date and ending on the next succeeding Applicable Margin Calculation Date and, thereafter, each consecutive period commencing on an Applicable Margin
      Calculation Date and ending on the next succeeding Applicable Margin
      Calculation Date.

      "APPROVAL" means an approval, authorisation, license, permit, consent, filing or registration by or with any Governmental Agency or by or with any other person having legal or regulatory jurisdiction.

      "APPROVED LOCATIONS" means England, Jersey and the United States.

      "AUTHORISED REPRESENTATIVE" means, relative to any Obligor, those of its officers whose signatures and incumbency shall have been certified to the
      Agent pursuant to Clause 5.1(a) (Resolutions etc).

      "BASEL II" is defined in Clause 4.2.

      "BORROWER" is defined in the preamble.

      "BORROWING DATE" means a Business Day on which Loans are to be made pursuant to Clause 2.2 (Procedure for Making Loans).

      "BORROWING REQUEST" means a loan request and certificate duly executed by an Authorised Representative of the Borrower, substantially in the Agreed
      Form.

      "BUSINESS DAY" means:

      (a)  any day which is not a Saturday, Sunday, legal holiday or any other day on which banks are authorised or required to be closed in London,
           England or New York City, U.S.A.; and

      (b)  relative to the calculation of LIBOR, any day on which dealings in
           Dollars are carried on in the London interbank market.

      "CAPITAL EXPENDITURES" means, for any period and with respect to any person, the sum of:

      (a)  the aggregate amount of all expenditures of such person for fixed or capital assets (including expenditures incurred in connection with deferred development costs) made during such period which would be classified as capital expenditures;

      PLUS

      (b)  the aggregate amount of all leases which such person has entered into as a lessee and which would be classified as financial indebtedness.

      "CFA" means the lawful currency of Mali as in effect from time to time.

      "CHANGE IN CONTROL" means any of:

      (a)  the acquisition of direct or indirect control of RRL by a person or group of persons acting jointly or otherwise in concert;

      (b)  the failure of RRL to own (and to have sole power to vote and dispose
           of), collectively with any directors qualifying shares held by directors of Morila S.A. as nominee for Morila Limited, and directly or indirectly and free and clear of all liens, at least forty percent
           (40%) of the share capital (however designated) of Morila S.A.; or

      (c)  the failure of RRL to own (and to have sole power to vote and dispose
           of), collectively with any directors qualifying shares held by directors of Loulo S.A. as nominee for RRL (Somilo) and directly or indirectly and free and clear of all liens (except the lien granted pursuant to the RRL (Somilo) Share Charge), eighty percent (80%) of the share capital (however designated) of Loulo S.A.

      "COMMITTED RISK MANAGEMENT AGREEMENTS" means net forward sale, spot deferred sales or other contracts (including any metal put or call options sold by any RRL Group Company) providing for a binding commitment on the part of any RRL Group Company to sell metal.

      "COMMITMENT" means, relative to any Lender, such Lender's obligation to make and to maintain its Loans to the Borrower pursuant to the terms and subject to the conditions of this Agreement.

      "COMMITMENT AMOUNT" means:

      (a)  in relation to any Lender which is a Party on the Effective Date, to the extent not cancelled, reduced or terminated in accordance with this Agreement the amount specified next to such Lender's signature on the signature pages of this Agreement, in each case as varied by any transfers, novations, assignments, conversions or other amendments made in accordance with the Finance Documents; or

      (b)  in the case of any person becoming a Lender after the date of execution of this Agreement, to the extent not cancelled, reduced or terminated in accordance with this Agreement, the amount (as varied by any transfers, novations, assignments, conversions or other amendments made in accordance with the Finance Documents) specified as having been assumed by that Lender in the relevant instrument pursuant to which it became a Lender.

      "COMMITMENT TERMINATION DATE" means the date which is one (1) month prior to the Final Maturity Date, or if earlier, and in each such case, the date of the termination

      of each Commitment pursuant to Clause 10.2 (Action if Bankruptcy) or 10.3
      (Action if Other Event of Default).

      "COMPLIANCE CERTIFICATE" means a certificate duly executed by an
      Authorised Representative of RRL, substantially in the Agreed Form.

      "CONSOLIDATED EBITDA" means, for any period, Consolidated Net Income for such period and:

      (a)  before any deduction for or on account of corporation tax or other taxes on income or gains;

      (b)  before any deduction for Consolidated Interest Expense;

      (c)  after deducting (to the extent included) Consolidated Interest
           Receivable;

      (d)  after excluding extraordinary or exceptional items;

      (e)  after deducting (to the extent otherwise included) any gain over book value arising in favour of a RRL Group Company on the disposal of any business or asset (not being any disposals made in the ordinary course of trading) during such period and any gain arising on any revaluation of any business or asset during such period;

      (f)  after adding back (to the extent otherwise deducted) any loss against book value incurred by a RRL Group Company on the disposal of any business or asset (not being any disposals made in the ordinary course of trading) during such period;

      (g)  after adding back depreciation of fixed assets and amortisation of goodwill or intangible assets during such period, to the extent deducted; and

      (h)  after adding back (to the extent otherwise deducted) the amount of
           Capital Expenditure and other expenditures in respect of exploration activities.

      "CONSOLIDATED EBITDA: CONSOLIDATED INTEREST PAYABLE RATIO" means, for any period, the ratio of (a) Consolidated EBITDA for such period, to (b)
      Consolidated Interest Expense for such period.

      "CONSOLIDATED INTEREST EXPENSE" means, for any period, the amount in
      Dollars which will be necessary in order to pay in full all interest, premium and similar amounts (howsoever characterised and including (a) the interest element of finance leases, (b) discount and acceptance fees payable (or deducted), (c) fees payable in connection with the issue or maintenance of any bond or letter of credit, guarantee or other insurance against financial indebtedness and issued by a third party on behalf of
      RRL or any of its subsidiaries, (d) repayment and prepayment premiums payable or incurred in repaying or prepaying any financial indebtedness, and (e) commitment, utilisation and non-utilisation fees payable or incurred in respect of financial indebtedness) accruing in respect of, this Agreement and all other financial indebtedness of RRL and its subsidiaries which have become due and payable during that period.

      "CONSOLIDATED INTEREST RECEIVABLE" means, for any period, the amount of interest (which for this purpose shall include all payments of the type described in the definition of Consolidated Interest Expense) accrued due to RRL and any of its subsidiaries (in each case other than such interest accruing due from RRL or any of its subsidiaries) during such period whether or not paid.

      "CONSOLIDATED NET DEBT" means, on any date, the excess of:

      (a)  the sum of:

           (i)   the principal amount of Loans outstanding on such date;

           (ii)  the principal amount of other financial indebtedness of RRL and its subsidiaries outstanding on such date;

           (iii) the amount of any deferred and unpaid purchase price outstanding at such date in connection with any acquisition made by RRL or any of its subsidiaries,

      less

      (b)  Consolidated Unencumbered Cash at such date.

      "CONSOLIDATED NET DEBT: CONSOLIDATED EBITDA RATIO" means, for any period, the ratio, expressed as a percentage, of (a) Consolidated Net Debt on the last day of such period, to (b) Consolidated EBITDA for such period.

      "CONSOLIDATED NET GEARING" means, on any date, the ratio, expressed as a percentage, of (a) Consolidated Net Debt on such date, to (b) Consolidated
      Shareholders Equity on such date.

      "CONSOLIDATED NET INCOME" means, for any period, the consolidated profit on ordinary activities of RRL and its subsidiaries (together with, and without duplication, RRL's proportionate share (based on RRL's direct or indirect ownership interest in the share capital of the relevant RRL Group
      Company) of the consolidated profit on ordinary activities of any other
      RRL Group Company which is not a subsidiary of RRL).

      "CONSOLIDATED SHAREHOLDERS EQUITY" means, on any date, the aggregate of the amounts paid up or credited as paid up on the issued share capital of
      RRL (other than any redeemable shares and excluding any amount in respect of any convertible security constituting indebtedness when originally issued until such time as such security is converted into an equity security) and the aggregate amount of its consolidated reserves, including:

      (a)  share premiums;

      (b)  capital reserves and non-distributable reserves; and

      (c)  retained earnings.

      "CONSOLIDATED TOTAL DEBT" means, on any date, the sum of:

      (a)  the principal amount of Loans outstanding on such date;

      (b)  the principal amount of other financial indebtedness of RRL and its subsidiaries outstanding on such date; and

      (c)  the amount of any deferred and unpaid purchase price outstanding at such date in connection with any acquisition made by RRL or any of it subsidiaries.

      "CONSOLIDATED UNENCUMBERED CASH" means, on any date, the principal amount of freely available cash balances maintained by RRL and its subsidiaries in bank accounts maintained with financial institutions located in
      Approved Locations on such date (and, for the avoidance of doubt, a cash balance shall not be freely available if it is subject to any lien in favour of any third Party (excluding, however, any such lien arising by way of set-off rights under mandatory principles of applicable law));
      provided, however, that any such cash balance which is being maintained with a financial institution other than in accordance with the ordinary course cash management activities of RRL and its subsidiaries (including as a result of any demand for such cash balance to be maintained by way of margin, cash cover or other support for any obligation) shall be excluded from Consolidated Unencumbered Cash.

      "CONTINUATION NOTICE" means a notice of continuation and certificate duly executed by an Authorised Representative of the relevant Borrower, substantially in the Agreed Form.

      "CORRUPT PRACTICES" means the offering, promising or giving of any pecuniary or other advantage, whether directly or through intermediaries, to a foreign public official, for that official or for a third party, in order that the official act or refrain from acting in relation to the performance of official duties, in order to obtain or retain business or other improper advantage in the conduct of international business.

      "DEFAULT" means any Event of Default or any condition or event which, after notice, lapse of time, the making of any required determination or any combination of the foregoing, would constitute an Event of Default.

      "DISRUPTION EVENT" means either or both of:

      (a)  a material disruption to those payment or communications systems or to those financial markets which are, in each case, required to operate in order for payments to be made in connection with this
           Agreement (or otherwise in order for the transactions contemplated by the Finance Documents to be carried out) which disruption is not caused by, and is beyond the control of, any of the parties; or

      (b)  the occurrence of any other event which results in a disruption (of a technical or systems-related nature) to the treasury or payments operations of a Party preventing that, or any other Party:

           (i)   from performing its payment obligations under the Finance
                 Documents; or

           (ii)  from communicating with other Parties in accordance with the terms of the Finance Documents,

      (and which (in either such case)) is not caused by, and is beyond the control of, the Party whose operations are disrupted.

      "DOLLAR" and the sign "U.S.$" mean lawful money of the United States of
      America.

      "DOLLAR LENDING OFFICE" means:

      (a)  with respect to each Lender, the office of such Lender designated as such below its signature hereto or such other office of such Lender as may be designated from time to time by notice from such Lender to the Agent and each Borrower; and

      (b)  with respect to the Agent, the office of the Agent designated as such from time to time by notice to each Borrower and each Lender.

      "EFFECTIVE DATE" is defined in Clause 13.8 (Counterparts, Effectiveness, etc).

      "ENVIRONMENTAL LAW" means any applicable law relating to or imposing liability or standards of conduct concerning the environment including laws relating to reclamation of land and waterways and laws relating to emissions, discharges, releases or threatened releases of pollutants, contaminants, chemicals, or industrial, toxic or hazardous substances or wastes into the environment (including ambient air, surface water, ground water, land surface or subsurface strata) or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, chemicals, or industrial, toxic or hazardous substances or wastes.

      "EVENT OF DEFAULT" is defined in Clause 10.1 (Events of Default).

      "FINAL MATURITY DATE" means 1 May 2011.

      "FINANCE DOCUMENT" means any of this Agreement, the Security Agreements, the Guarantees and each other instrument executed by any Obligor or evidencing any obligation (monetary or otherwise) to any Finance Party in connection with and pursuant to this Agreement and the transactions contemplated hereby and delivered to any Finance Party (including, at any time when any Commitment is outstanding or any principal amount of any
      Loan or any interest accrued thereon is then outstanding to any Finance
      Party, any Risk Management Agreement in effect at such time and entered into between any RRL Group Company and any Lender which remains a Lender at the relevant time).

      "FINANCE PARTIES" means, collectively, the Agent, the Security Trustee, the MLA and the Lenders.

      "FISCAL QUARTER" means any quarter of a Fiscal Year.

      "FISCAL YEAR" means any period of twelve (12) consecutive calendar months ending on 31 December.

      "FUNDING PERCENTAGE" means, relative to any Lender, the ratio (expressed as a percentage) of:

      (a)  such Lender's Commitment Amount at such time;

      to

      (b)  the Total Commitment Amount at such time.

      "GAAP" is defined in Clause 1.6 (Accounting and Financial Determinations).

      "GOVERNMENTAL AGENCY" means any supranational, national, federal, state, regional, tribal or local government or governmental department or other entity charged with the administration, interpretation or enforcement of any applicable law.

      "GUARANTEES" means, collectively, the three (3) Deeds of Guarantee and
      Indemnity each issued by a Guarantor in favour of the Security Trustee, each substantially in the Agreed Form.

      "GUARANTORS" means, collectively, (a) RRL, (b) MIJL, and (c) Loulo S.A..

      "HAZARDOUS MATERIAL" means any pollutant or contaminant or hazardous, dangerous or toxic chemical, material, substance or waste within the meaning of any Environmental Law.

      "IMPERMISSIBLE QUALIFICATION" means, relative to the opinion or report of any auditor as to any financial statement of any Obligor, any qualification or exception to such opinion or report:

      (a)  which suggests that such Obligor is not or may not be a "GOING
           CONCERN" or which is of a similar nature to the same;

      (b)  which suggests that there has been any limitation in the scope of examination of material matters relevant to such financial statement;
           or

      (c)  which questions the treatment or classification of any item in such financial statement and which, as a condition to its removal, would require an adjustment to such item the effect of which would be to cause a breach of the terms of Clause 8.1 (Financial Condition).

      "INDEMNIFIED LIABILITIES" is defined in Clause 13.4 (Indemnification).

      "INDEMNIFIED PARTIES" is defined in Clause 13.4 (Indemnification).

      "INTEREST PERIOD" means, relative to any Loan:

      (a)  initially, the period from the date such Loan is made to the day which numerically corresponds to the date one (1), three (3) or six
           (6) months thereafter (or such other date as agreed between all the
           Lenders and the relevant Borrower) as the relevant Borrower may irrevocably select in the Borrowing Request delivered pursuant to
           Clause 2.2 (Procedure for Making Loans) with respect to such Loan;
           and

      (b)  thereafter, each period from the last day of the immediately preceding Interest Period applicable to such Loan to the day which numerically corresponds to such date one (1), three (3) or six (6)
           months thereafter (or such other date as may be agreed between all the Lenders and the relevant Borrower) as the relevant Borrower may irrevocably select in the relevant Continuation Notice delivered pursuant to Clause 2.3 (Continuation Elections);

      provided, however, that:

      (c)  absent the timely selection of an Interest Period for a then current
           Loan, the relevant Borrower shall be deemed to have selected that the
           Loan be continued as a Loan of the same type for an Interest Period of one (1) month or such other duration as shall be required in order to comply with the other provisions of this Agreement;

      (d)  if such Interest Period for any Loan would otherwise end on a day which is not a Business Day, such Interest Period shall end on the next following Business Day, unless such Business Day occurs in the next following calendar month, in which case such Interest Period shall end on the immediately preceding Business Day;

      (e)  where all or any portion of the principal amount of such Loan is to be repaid on a particular date, the relevant Borrower shall select an
           Interest Period relating to a portion of such Loan in at least the amount scheduled to be repaid which ends on such date;

      (f)  the final Interest Period for any Loan shall end not later than the
           Final Maturity Date; and

      (g)  the Agent shall be able to select Interest Periods satisfactory to it pursuant to Clause 3.4 (Post-Maturity Rate).

      "INTERNATIONAL FINANCIAL REPORTING STANDARDS" means the International
      Financial Reporting Standards promulgated by the International Accounting
      Standards Board.

      "INTERNATIONAL CYANIDE MANAGEMENT CODE" means the Principles and Standards of Practice provisions of the International Cyanide Management Code, dated
      July, 2005, published by the International Cyanide Management Institute.

      "LENDERS" is defined in the preamble.

      "LIBOR" means, relative to any Interest Period for any Loan, the offered rate of interest per annum which appears on Telerate Page 3750 (or such other page or service in replacement thereof as may be utilised by banks generally from time to time for the purpose of displaying London interbank offered rates for deposits denominated in Dollars) as at 11:00 a.m.
      (London time) for the number of months (or other period) comprising such
      Interest Period, calculated at the date which is two (2) Business Days prior to the first day of such Interest Period; provided, however, that in the event that no such display rate is available for Dollars at such time, the Agent will request the principal London office of each Lender to provide the Agent with its quotation for offers of Dollar deposits to leading banks in the London interbank market for such

                                       10

      period and in an amount comparable to the aggregate principal amount of such Lender's Loans, and "LIBOR" shall equal the average (rounded upwards to the nearest four decimal places) of such quoted rates.

      "LOAN" is defined in Clause 2.1(a) (Commitments).

      "LOULO PROJECT" means the Loulo gold mining project in Mali owned by Loulo
      S.A.

      "LOULO S.A." means Societe des Mines de Loulo S.A., a company organised and existing under the laws of the Republic of Mali.

      "LOULO LOAN AGREEMENT" means the Loan Agreement, dated 6 September, 2004, among Loulo S.A., the Guarantors, Lenders and Arrangers referred to (and defined) therein and N M Rothschild & Sons Limited, as the Facility Agent
      (as so defined) for such Lenders.

      "MANDATORY COSTS RATE" means the percentage rate per annum calculated by the Agent in accordance with the schedule in the Agreed Form.

      "MATERIALLY ADVERSE EFFECT" means the effect of any event or circumstance
      (including any reduction in the gold price) which, in the reasonable opinion of the Required Lenders:

      (a)  is or is likely to be materially adverse to the ability of any
           Obligor to perform or comply with any of its obligations under the
           Finance Documents;

      (b)  is or is likely to be materially adverse to the ability of RRL and the RRL Group Companies to operate their respective businesses in a manner which is consistent with the financial projections and other information contained in the life of mine and business plans delivered pursuant to Clause 5.1(e) (Review of Life of Mine and
           Business Plans); or

      (c)  is or is likely to be materially prejudicial to:

           (i)   the interests of the Lenders under the Finance Documents; or

           (ii)  the business, operations, financial condition or prospects of any Obligor.

      "MIJL" means Mining Investments (Jersey) Limited, a company incorporated under the laws of Jersey.

      "MIJL SHARE CHARGE" means the share charge between MIJL and the Security
      Trustee, substantially in the Agreed Form.

      "MLA" is defined in the preamble.

      "MONTHLY MINE REPORT" means a monthly report addressed to the Agent and the Lenders relating to the development and operation of each of the Loulo
      Project and the Morila Project and reporting (on both a monthly and a cumulative basis) on Capital Expenditures, production, project costs and other operating information (including compliance with the Agreed
      Environmental Requirements).

                                       11

      "MORILA PROJECT" means Morila gold mining project in Mali owned by Morila
      S.A..

      "MORILA S.A." means Societe des Mines de Morila S.A., a company organised and existing under the laws of the Republic of Mali.

      "OBLIGATIONS" means, with respect to each Obligor, all obligations of such
      Obligor with respect to the repayment or performance of all obligations
      (monetary or otherwise) of such Obligor arising under or in connection with this Agreement and each other Finance Document and where the term
      "OBLIGATIONS" is used without reference to a particular Obligor, such term means the Obligations of all Obligors.

      "OBLIGORS" means, collectively, the Borrower and the Guarantors.

      "ORGANIC DOCUMENT" means, with respect to each Obligor:

      (a)  its memorandum and articles of association; and

      (b)  all shareholder agreements, voting trusts and similar arrangements applicable to any of its authorised shares of capital stock or other equity interests.

      "PARTY" means a party to this Agreement.

      "PERCENTAGE" means, relative to any Lender and at any time:

      (a)  if any Loans are outstanding, the ratio (expressed as a percentage)
           of:

           (i)   the principal amount of such Lender's Loans at such time;

           to

           (ii)  the principal amount of all the Lenders' Loans at such time or;

      (b)  if no Loans are outstanding, the ratio (expressed as a percentage)
           of:

           (i)   such Lender's Commitment Amount at such time;

           to

           (ii)  the Total Commitment Amount;

      provided, however, that at any time on or prior to the Final Maturity Date when the Lenders shall have no further Commitments hereunder and all
      Obligations of each Obligor in connection with each Finance Document
      (excluding any Risk Management Agreement which is a Finance Document)
      shall have been paid and performed in full then, to the extent any Risk
      Management Obligation of RRL or any of its subsidiaries under any such
      Risk Management Agreement shall then be outstanding, the term "PERCENTAGE"
      means, relative to any Lender which is a Party to any such Risk Management
      Agreement and at any time, the ratio (expressed as a percentage) of:

      (a)  the contingent net liabilities of RRL and its subsidiaries at such time to such Lender under all such Risk Management Agreements to which such Lender is a Party,

                                       12

      to

      (b)  the contingent net liabilities of RRL and its subsidiaries at such time to all Lenders under all such Risk Management Agreements to which any Lender is a Party.

      "PROCESS AGENT" is defined in Clause 13.14(c) (Forum Selection and Consent to Jurisdiction).

      "PROCESS AGENT ACCEPTANCE" means a letter from the Process Agent to the
      Agent, substantially in the Agreed Form.

      "QUARTERLY CALCULATION DATE" means each 31 March, 30 June, 30 September and 31 December in each calendar year commencing with 31 March, 2007.

      "REGULATORY CHANGE" means the occurrence after the Effective Date of any change in or abrogation or phasing out of, or introduction, adoption, effectiveness or phase-in of any:

      (a)  statute, law, rule or regulation applicable to any Finance Party; or

      (b)  guideline, interpretation, directive, consent decree, administrative order, request or determination (whether or not having the force of law) applicable to such Finance Party of any court, central bank or governmental or regulatory authority charged with the interpretation or administration of any statute, law, rule or regulation referred to in clause (a) or of any fiscal, monetary or other authority having jurisdiction over such Finance Party,

      or any interpretation or reinterpretation of any item or matter referred to in clause (a) or (b) by any person with authority in connection with such interpretation or reinterpretation.

      "REQUIRED LENDERS" means at any time, Lenders having, in the aggregate, a
      Percentage of sixty six and two thirds (66 2/3%) or more at such time.

      "RISK MANAGEMENT AGREEMENT" means any instrument evidencing any Risk
      Management Obligation of any RRL Group Company.

      "RISK MANAGEMENT OBLIGATIONS" means, with respect to any person, all liabilities of such person under all agreements, options or arrangements designed to protect such person against fluctuations in interest rates, currency exchange rates or commodities (including precious metals) prices.

      "RISK MANAGEMENT SECURITY AGREEMENTS" means, collectively (a) the RRL Risk
      Management Security Agreement, and (b) any further security agreement entered into pursuant to Clause 9.6(a).

      "RRL" is defined in the preamble.

      "RRL GROUP COMPANIES" means, collectively, RRL, its subsidiaries and subsidiary undertakings and their subsidiaries and subsidiary undertakings, Morila Limited and Morila S.A.

                                       13

      "RRL RISK MANAGEMENT SECURITY AGREEMENT" means the deed of assignment over the Risk Management Agreement between RRL and the Security Trustee, substantially in the Agreed Form.

      "RRL SHARE CHARGE" means the shares charge between RRL and the Security
      Trustee, substantially in the Agreed Form.

      "RRL (SOMILO) SHARE CHARGE" means the shares charge between the Borrower and the Security Trustee, substantially in the Agreed Form.

      "SECURITY AGREEMENTS" means, collectively, the RRL Share Charge, the MIJL
      Share Charge, the RRL (Somilo) Share Charge and the Risk Management
      Security Agreements.

      "SECURITY TRUSTEE" means N M Rothschild & Sons Limited, acting in its capacity as security trustee for the Finance Parties in connection with each of the Guarantees and the Security Agreements.

      "SRK" means SRK Consulting, a company organised and existing under the laws of England.

      "SWIFT" means the Society for Worldwide Interbank Financial
      Communications.

      "TAX CREDIT" is defined in Clause 4.6(b) (Mitigation).

      "TAX PAYMENT" is defined in Clause 4.6(b) (Mitigation).

      "TAXES" is defined in Clause 4.5 (Taxes).

      "TOTAL COMMITMENT AMOUNT" means, at any time, subject to the terms and conditions of this Agreement, the amount of (a)(i) at any time prior to 1
      November 2009, U.S.$60,000,000, (ii) at any time on and after 1 November
      2009 but prior to 1 May 2010, U.S.$48,000,000, (iii) at any time on and after 1 May 2010 but prior to 1 November 2010, U.S.$36,000,000 and (iv) at any time thereafter U.S.$24,000,000, less (b) in each case, any reduction of the Total Commitment Amount effected pursuant to Clause 2.4
      (Cancellation).

      "TRANSFER CERTIFICATE" means a certificate, substantially in the Agreed
      Form.

      "TRANSFEREE LENDER" is defined in Clause 13.11(b) (Transfers).

      "TRANSFEROR LENDER" is defined in Clause 13.11(b) (Transfers).

1.2   ADDITIONAL DEFINITIONS

      Any reference in this Agreement or any other Finance Document to:

      (a)  an "AFFILIATE" of any person is a reference to a subsidiary or a holding company, or a subsidiary of a holding company, of such person;

      (b)  "APPLICABLE LAW" means, with respect to any person or matter, any supranational, national, regional, tribal or local statute, law, rule, treaty,

                                       14

           convention, regulation, order, decree, directive, consent decree, determination or other requirement (whether or not having the force of law but being one which a responsible organisation would regard as binding on it) relating to such person or matter and, where applicable, any interpretation thereof by any Governmental Agency having jurisdiction with respect thereto or charged with the administration or interpretation thereof and, in each such case, as the same may be amended, modified, codified or re-enacted, in whole or in part, and in effect from time to time;

      (c)  references to any Party to this Agreement shall be construed so as to include their respective successors and permitted transferees and assigns in accordance with their respective interests and in accordance with the terms of the relevant Finance Document;

      (d)  "CONTINGENT LIABILITY" means any agreement, undertaking or arrangement by which any person guarantees, endorses or otherwise becomes or is contingently liable upon (by direct or indirect agreement, contingent or otherwise, to provide funds for payment, to supply funds to, or otherwise to invest in, a debtor, or otherwise to assure a creditor against loss in respect of) the indebtedness, obligation or any other liability of any other person (other than by endorsements of instruments in the course of collection), or guarantees the payment of dividends or other distributions upon the shares of any other person. The amount of any person's obligation under any contingent liability shall (subject to any limitation set forth therein) be deemed to be the outstanding principal amount (or maximum principal amount, if larger) of the debt, obligation or other liability guaranteed thereby;

      (e)  "CONTRACTUAL OBLIGATION" means, relative to any person, any provision of any security issued by such person or any instrument or undertaking to which such person is a party or by which it or any of its property is bound;

      (f)  "CONTROL" means the power of one person to, directly or indirectly:

           (i)   vote more than fifty percent (50%) of the issued share capital of a second person or the voting power in such second person;
                 or

           (ii)  direct, or cause the direction of, the management, business or policies of such second person, whether through the ability to exercise voting power, by contract or otherwise;

      (g)  "FINANCIAL INDEBTEDNESS" shall be construed as a reference to any indebtedness for or in respect of moneys borrowed or raised by whatever means (including by means of acceptances under any acceptance credit facility, the issue of loan stock, any liability in respect of a finance or capital lease and any obligations evidenced by bonds, notes, debentures or similar instruments) or for the deferred purchase price of assets or services (excluding normal trade debt which does not include any interest payment or finance charge)
           or any other transaction having the commercial effect of a borrowing;

      (h)  a "GUARANTEE" includes a standby letter of credit, an indemnity and any other obligation (howsoever called) of any person to pay, purchase or provide funds

                                       15

           (whether by the advance of money, the purchase of or subscription for shares or other securities, the purchase of assets or services or otherwise) for the payment of or to assist in or provide means of discharging or otherwise be responsible for, any indebtedness of, or the solvency of any other person;

      (i)  "GUARANTEED INDEBTEDNESS" means, with respect to any person, all indebtedness of such person in respect of guarantees or other similar assurances against loss given by such person in respect of the indebtedness of other persons;

      (j)  a "HOLDING COMPANY" of a company or corporation shall be construed as a reference to any company or corporation of which the
           first-mentioned company or corporation is a subsidiary;

      (k)  "INDEBTEDNESS" shall be construed so as to include any obligation
           (whether incurred as principal or as surety) for the payment or repayment of money, whether present or future, actual or contingent;

      (l)  "INSTRUMENT" means any contract, agreement, indenture, mortgage, document or writing (whether by formal agreement, letter or otherwise) under which any obligation is evidenced, assumed or undertaken, or any lien (or right or interest therein) is granted or perfected or purported to be granted or perfected;

      (m)  "INVESTMENT" means, relative to any person:

           (i)   any loan or advance made by such person to any other person
                 (excluding commission, travel, housing, incentive and similar advances to officers and employees made in the ordinary course of business);

           (ii)  any guarantee made or issued by such person; and

           (iii) any ownership or similar interest held by such person in any other person;

      (n)  a "LIEN" means any mortgage, charge, pledge, hypothecation, assignment by way of security, deposit arrangement, encumbrance, lien
           (statutory or otherwise), title retention, finance lease, factoring or discounting of debts or other security interest on or over present or future assets of the person concerned securing any obligation of any person or any other type of preferential or trust arrangement having a similar effect, including any such security interest which arises or is imposed by operation of law;

      (o)  "MATURITY" means, relative to any Loan, any date on which such Loan is stated to be due and payable, in whole or in part, whether by required repayment, prepayment, declaration or otherwise;

      (p)  a "PERSON" means any natural person, corporation, partnership, firm, association, trust, government, governmental agency or any other entity, whether acting in an individual, fiduciary or other capacity;

                                       16

      (q)  "PRINCIPAL AMOUNT" means, with respect to any Loan outstanding (or to be outstanding) at any date, the aggregate principal amount
           (calculated in Dollars) of such Loan at such date;

      (r)  a "QUARTER" means each three month period beginning in any year, on each of 1 January, 1 April, 1 July, 1 October or, if any such date is not a Business Day, the immediately preceding Business Day;

      (s)  a "SUBSIDIARY" and a "SUBSIDIARY UNDERTAKING" shall have the same meaning as in the Companies Act 1985 of the United Kingdom; and

      (t)  the "WINDING-UP" or "DISSOLUTION" of a company or the appointment of an "ADMINISTRATIVE RECEIVER", a "RECEIVER", "MANAGER", "LIQUIDATOR"
           or an "ADMINISTRATOR" with respect to a company shall be construed so as to include any equivalent or analogous proceedings or, as the case may be, person under the law of the jurisdiction in which such company is incorporated or any jurisdiction in which such company carries on business.

1.3   INTERPRETATION

      Unless a clear contrary intention appears, this Agreement and each other
      Finance Document shall be construed and interpreted in accordance with the provisions set forth below:

      (a)  reference to any agreement (including the Schedules and Exhibits hereto and to any other Finance Document), document or instrument means such agreement, document or instrument as amended,
           supplemented, novated, refinanced, replaced, waived, restated or modified, and in effect from time to time in accordance with the terms thereof and, if applicable, the terms hereof;

      (b)  a reference to a time of day shall be construed as a reference to
           London time;

      (c)  "INCLUDING" (and with correlative meaning "INCLUDE") means including without limiting the generality of any description preceding such term;

      (d)  the singular number includes the plural number and vice versa;

      (e)  reference to any person includes such person's successors, substitutes and assigns but, if applicable, only if such successors, substitutes and assigns are permitted by this Agreement or such other
           Finance Document, and reference to a person in a particular capacity excludes such person in any other capacity or individually;

      (f)  reference to any gender includes any other gender;

      (g)  "HEREUNDER", "HEREOF", "HERETO", "HEREIN" and words of similar import shall be deemed references to this Agreement or such other Finance
           Document, as the case may be, as a whole and not to any particular
           Clause or other provision hereof or thereof;

      (h)  relative to the determination of any period of time, "FROM" means
           "FROM (AND INCLUDING)" and "TO" means "TO (BUT EXCLUDING)";

                                       17

      (i)  a reference to a "CORPORATION" or "COMPANY" shall be construed as a reference to the analogous form of business entity used in any relevant jurisdiction;

      (j)  when an expression is defined, another part of speech or grammatical form of that expression has a corresponding meaning; and

      (k)  a reference to fees, costs, charges or expenses includes all value added tax or other applicable taxes imposed thereon.

1.4   USE OF DEFINED TERMS

      Unless otherwise defined or the context otherwise requires, terms for which meanings are provided in this Agreement shall have such meanings when used in each Borrowing Request, each Continuation Notice, each
      Compliance Certificate, each other Finance Document and each notice and other communication delivered from time to time in connection with this
      Agreement or any other Finance Document.

1.5   CROSS-REFERENCES

      Unless otherwise specified, references in this Agreement and in each other
      Finance Document to any Clause or sub-clause are references to such Clause or sub-clause of this Agreement or such other Finance Document, as the case may be.

1.6   ACCOUNTING AND FINANCIAL DETERMINATIONS

      All accounting terms used herein or (except to the extent set forth therein) in any other Finance Document shall be interpreted, all accounting determinations and computations hereunder or thereunder shall be made, and all financial statements required to be delivered hereunder or thereunder shall be prepared in accordance with International Financial
      Reporting Standards published by the International Accounting Standards
      Board ("GAAP"), in each case, applied (subject to the provisions of Clause
      1.7) on a basis consistent with the preparation of the financial statements referred to in Clause 6.5(a) (Financial Information).

1.7   CHANGE IN ACCOUNTING PRINCIPLES

      If, after the Effective Date, there shall (without prejudice to Clause 1.6 and Clause 9.14(b) (Business Activities; Fiscal Year)) be any change to
      RRL's Fiscal Year, or in the application of the accounting principles used in the preparation of the financial statements referred to in Clause
      6.5(a) (Financial Information) as a result of the promulgation of rules, regulations, pronouncements, or opinions by any Governmental Agency or any entity with responsibility for the administration of accounting standards
      (or agencies with similar functions) which changes, in any such case, result in a change in the method of calculation of financial covenants, standards, or terms applicable to any Obligor found in this Agreement or any other Finance Document, the parties hereto agree promptly to enter into negotiations in order to amend such financial covenants, standards or terms so as to reflect equitably such changes with the desired result that the evaluations of the relevant Obligor's financial condition shall be the same after such changes as if such changes had not been made; provided, however, that until the Required Lenders have given their consent to such

                                       18

      amendments, the relevant Obligor's financial condition shall continue to be evaluated on the same principles as those used in the preparation of the financial statements referred to in Clause 6.5(a) (Financial
      Information).

1.8   GENERAL PROVISIONS AS TO CERTIFICATES AND OPINIONS, ETC

      Whenever the delivery of a certificate is a condition precedent to the taking of any action by any Finance Party hereunder, the truth and accuracy of the facts and the diligent and good faith determination of the opinions stated in such certificate shall in each case be conditions precedent to the right of any Obligor to have such action taken, and any certificate executed by any Obligor shall be deemed to represent and warrant that the facts stated in such certificate are true and accurate.

2.    COMMITMENTS; BORROWING AND INTEREST PERIOD SELECTION PROCEDURES, ETC

2.1   COMMITMENTS

      (a)  Subject to the terms and conditions of this Agreement (including
           Clause 5 (Conditions Precedent to Making Loans)) each Lender severally and for itself alone agrees that it will, from time to time on any Business Day occurring during the period commencing on the
           Effective Date and ending on the Commitment Termination Date, make loans (individually with respect to each Lender, a "LOAN")
           denominated in Dollars to the Borrower as set forth in this Clause.

      (b)  Each Loan made by each Lender pursuant to any Borrowing Request shall be made in a principal amount equal to such Lender's Funding
           Percentage of the aggregate principal amount of the Loans requested by the Borrower to be made on the Borrowing Date specified in such
           Borrowing Request.

      (c)  No Lender shall be required to make any Loan if, after giving effect thereto, the aggregate principal amount of all Loans:

           (i)   outstanding to all Lenders would exceed the Total Commitment
                 Amount; or

           (ii)  outstanding to such Lender would exceed such Lender's
                 Commitment Amount;

2.2   PROCEDURE FOR MAKING LOANS

      (a)  By delivering a Borrowing Request to the Agent on or before 10:00
           a.m. on any Business Day the Borrower may request, on not less than three (3) nor more than five (5) Business Days' notice (counting the date on which such Borrowing Request is given), that Loans be made by all Lenders on the Borrowing Date, and in the principal amount, in each case as specified in such Borrowing Request. Upon receipt of a
           Borrowing Request, the Agent shall promptly notify each Lender of the contents thereof, and such Borrowing Request shall not thereafter be revocable.

                                       19

      (b)  The aggregate principal amount of Loans requested to be made in any
           Borrowing Request shall be in an integral multiple of U.S.$1,000,000.

      (c)  Subject to the terms and conditions of this Agreement (including
           Clause 5 (Conditions Precedent to Making Loans)), the Loans requested to be made in a Borrowing Request shall be made on the requested
           Borrowing Date. On such Borrowing Date and subject to such terms and conditions, each Lender shall, on or before 11:00 a.m., credit such
           Dollar account of the Agent at its Dollar Lending Office as the Agent
           may notify to the Lenders with an amount of Dollars equal to such
           Lender's Funding Percentage of the aggregate principal amount of the
           Loans to be made pursuant to such Borrowing Request. To the extent funds are received by the Agent from the Lenders in respect of the
           Loans requested by each Borrowing Request (but subject to clause (d))
           the Agent shall make such funds available to the Borrower by crediting the principal amount of such Loans to such account as the
           Borrower notifies to the Agent from time to time. No Lender's obligation to make any Loan as aforesaid shall be affected by any other Lender's failure to make any other Loan.

      (d)  Unless the Agent shall have received written notice from a Lender prior to 5:00 p.m. on the day prior to a Borrowing Date that such
           Lender will not make available the principal amount which would constitute its Funding Percentage of the aggregate principal amount of the Loans to be made on such Borrowing Date pursuant to the relevant Borrowing Request, the Agent may assume that such Lender has made such principal amount available to the Agent and may, in reliance on such assumption, make available to the Borrower a corresponding amount. In the event that the Agent makes such corresponding amount available to the Borrower and the relevant
           Lender has not in fact made such amount available to the Agent, then such Lender agrees to pay the Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date such corresponding amount was made available by the
           Agent to the Borrower to the date such amount is paid by the Lender to the Agent, at the interest rate applicable at the time to the
           Loans requested to be made pursuant to the relevant Borrowing
           Request. In the event that such corresponding amount and such interest is not paid to the Agent by such Lender within five (5)
           Business Days of the Agent having made written demand for such amount, then the Borrower agrees to repay such corresponding amount to the Agent together with interest thereon, for each day from the date such corresponding amount was made available by the Agent to the
           Borrower to the date such amount is paid by the Borrower to the
           Agent, at the interest rate applicable at the time to the Loans requested to be made pursuant to the relevant Borrowing Request.

2.3   CONTINUATION ELECTIONS

      By delivering a Continuation Notice to the Agent on or before 10:00 a.m.
      on a Business Day, the Borrower may from time to time irrevocably elect, on not less than three (3) nor more than five (5) Business Days' notice
      (counting the date on which such Continuation Notice is given) prior to the expiration of any Interest Period with respect to any then Loans outstanding from the Borrower, that such Loans be, upon the expiration of such Interest Period, continued as Loans for the Interest Period

                                       20

      specified in such Continuation Notice; provided, however, that, at any one time not more than five (5) separate Interest Periods may be in effect.

      In the absence of delivery of a Continuation Notice with respect to any
      Loans at least three (3) Business Days before the last day of the then current Interest Period with respect thereto, such Loans shall, on such last day, automatically be deemed to be continued as Loans having (subject to Clause 3.4 (Post-Maturity Rate)) an Interest Period determined pursuant to the provisions of clause (c) of the definition of such term.

2.4   CANCELLATION

      (a)  The Borrower may cancel the unutilised portion of the Total
           Commitment Amount in whole or in part on giving not less than five
           (5) Business Days prior written notice thereof to the Agent.
           Cancellation of any portion of the Total Commitment Amount shall be in an integral multiple of U.S.$1,000,000. Effective upon the cancellation of a portion of the Total Commitment Amount each
           Lender's Commitment Amount will immediately be reduced by an amount equivalent to its Funding Percentage of the amount of such cancellation.

      (b)  Any notice given under clause (a) shall be irrevocable.

2.5   RECORDS

      Each Lender's Loans shall be evidenced by a loan account maintained by such Lender. The Borrower hereby irrevocably authorises each Lender to make (or cause to be made) appropriate account entries, which account entries, if made, shall evidence INTER ALIA, the date of, the principal amount of, any repayments of, the interest rate on, and the Interest
      Periods applicable to, the Loans then outstanding from the Borrower to such Lender. Any such account entries indicating the outstanding principal amount of the Loans outstanding to such Lender shall be PRIMA FACIE evidence of the principal amount thereof owing and unpaid, but the failure to make any such entry shall not limit or otherwise affect the obligations of the Borrower hereunder to make payments of the principal amount of, or interest on, such Loans when due.

2.6   FUNDING

      Each Lender may, if it so elects, fulfil its obligation to make or maintain any portion of the principal amount of its Loans by causing a foreign branch, affiliate or international banking facility of such Lender to make such Loans; provided, however, that in such event such Loans shall be deemed to have been made by a foreign branch, affiliate or international banking facility of such Lender, the obligation of the
      Borrower to repay the principal amount of such Loans, and pay interest thereon, shall nevertheless be to such Lender and shall be deemed to be held by it, to the extent of such Loans, for the account of such foreign branch, affiliate or international banking facility.

                                       21

3.    PRINCIPAL PAYMENTS; INTEREST

3.1   PRINCIPAL PAYMENTS

      (a)  The Borrower shall make payment in full of the unpaid principal amount of all Loans at the Final Maturity Date.

      (b)  The Borrower may, from time to time on any Business Day, make a voluntary prepayment, in whole or in part, of the then outstanding principal amount of the Loans; provided, however, that:

           (i)   the Borrower shall give the Agent not less than three (3)
                 Business Days' prior written notice (counting the date on which such notice is given) of any such voluntary prepayment, which notice, once given, shall be irrevocable; and

           (ii)  all such partial voluntary prepayments shall be in an aggregate principal amount which is an integral multiple of
                 U.S.$1,000,000.

      (c)  The Borrower shall, on any date when the outstanding principal amount of the Loans shall exceed the Total Commitment Amount make a mandatory repayment of the Loans outstanding on such date in a principal amount equal to such excess.

      (d)  Each repayment or prepayment of the principal amount of any Loans made pursuant to this Clause shall be without premium or payment of any other additional amount, except as may be required pursuant to
           Clause 4.3 (Funding Losses).

      (e)  Any repayment or prepayment of the principal amount of any Loans shall include accrued interest on the date of repayment or prepayment on the principal amount being prepaid.

      (f)  The principal amount of any Loans prepaid may, subject to the terms and conditions of this Agreement, be re-borrowed.

3.2   INTEREST PAYMENTS

      The Borrower shall make payments of interest in accordance with this
      Clause.

3.3   RATE

      The Borrower shall pay interest on the principal amount of the Loans outstanding from time to time prior to and at maturity at a rate per annum equal to the sum of:

      (a)  LIBOR as in effect from time to time; plus

      (b)  the Applicable Margin as in effect from time to time with respect to each Interest Period for the Loans.

                                       22

3.4   POST-MATURITY RATE

      After the maturity of all or any portion of the principal amount of the
      Loans or after any other Obligations shall have become due and not been paid, the Borrower shall pay interest (after as well as before judgment)
      on the principal amount of each Loan outstanding from it so matured or on any such other Obligations outstanding from it at a rate PER ANNUM equal to the sum of:

      (a)  LIBOR for such Interest Periods as the Agent may from time to time select;

      (b)  the Applicable Margin as in effect from time to time with respect to such Interest Periods; plus

      (c)  two percent (2%).

3.5   PAYMENT DATES

      Interest accrued on each Loan shall be payable, without duplication, on:

      (a)  the last day of each Interest Period with respect to such Loan (and, in addition to such day, if such Interest Period shall exceed three
           (3) months, on each date which is the last day of each successive three (3)-monthly period occurring during such Interest Period commencing with the first three (3) month period commencing on the first day of such Interest Period);

      (b)  the maturity of such Loan; and

      (c)  with respect to any portion of any Loan prepaid pursuant to Clause
           3.1 or 4.4 (Illegality), the date of such prepayment.

      Interest accrued on each Loan after the maturity thereof and interest on other overdue amounts, shall be payable upon demand. The amount of accruing interest on any Loans shall be calculated during each Interest
      Period applicable thereto by the Agent on the daily outstanding principal amount of such Loans.

3.6   FEES

      (a)  The Borrower shall pay to the Agent, and the Agent shall pay to the
           Finance Parties, fees (other than the fees referred to in clause (b))
           in the amounts and at the times agreed between the Borrower and the
           Agent or, as the case may be, the Agent and the Finance Parties, in connection with the execution of this Agreement.

      (b)  The Borrower shall pay to the Agent for the account of each Lender a commitment fee for the period commencing on the Effective Date and ending on the Commitment Termination Date computed at the rate of nine twentieths of one percent (0.45%) per annum on the undrawn, uncancelled and unreduced amount of each Lender's Commitment Amount.
           Accrued commitment fees described in this clause shall be payable in arrears at the end of each quarter and on the Commitment Termination
           Date.

                                       23

      (c)  The Borrower hereby acknowledges that any portion of any fee once paid shall be non-refundable, such portion having already been earned by performance.

4.    INCREASED COSTS; TAXES; MARKET DISRUPTIONS

4.1   DOLLARS UNAVAILABLE

      (a)  If, prior to the date on which the Agent shall make any determination of LIBOR for any Interest Period with respect to any Loan, the Agent shall have determined that either:

           (i)   Dollar certificates of deposit or Dollar deposits, as the case may be, in the relevant amount and for the relevant Interest
                 Period are not available to any Lender (or Lenders) in the
                 London interbank market; or

           (ii)  by reason of circumstances affecting the Lenders in the London interbank market, adequate means do not exist for ascertaining the interest rate applicable hereunder

           then the Agent shall promptly give telephonic notice of such determination confirmed in writing to RRL.

      (b)  As soon as practicable following the giving of any notice described in clause (a), the Agent, the affected Lenders and the Borrower shall negotiate for a period not exceeding thirty (30) days with a view to agreeing an alternative basis (including an alternative to LIBOR) for making or maintaining the Loans affected by the circumstances described in clause (a). During such period interest shall accrue on the principal amount of each affected Lender's affected Loans at the rate applicable to such Loans immediately prior to the giving of such notice. If no such alternative basis is agreed within such period, each affected Lender's affected Loans shall bear interest at a rate
           PER ANNUM equal to the sum of:

           (i)   the cost to such Lender of funding such Loans (as determined by such Lender which determination shall, at the request of the
                 Borrower, be demonstrated to the Borrower in reasonable detail and shall, in the absence of manifest error, be conclusive and binding on the Borrower);

           (ii)  the Applicable Margin as in effect from time to time for consecutive deemed Interest Periods of three (3) months; plus

           (iii) the Mandatory Costs Rate in respect thereof for the time being
                 (if applicable).

      (c)  As an alternative to clause (b), the Borrower may at any time elect that the principal amount of and interest on all of the affected
           Lenders then outstanding Loans which are affected by the
           circumstances described in clause (a) be immediately repaid in full
           (subject, however, to Clause 4.3).

                                       24

4.2   INCREASED COSTS AS A RESULT OF REGULATORY CHANGE

      The Borrower agrees to reimburse each Lender for any increase (other than as specifically covered in any other provision of Clause 4) in the cost to such Lender of making, continuing or maintaining (or of its obligation to make, continue or maintain) its Loans to the Borrower, and for any reduction (other than as specifically covered in any other provision of
      Clause 4) in the amount of any sum receivable or earned by such Lender hereunder in respect of making, continuing or maintaining any portion of any such Loan (including any reduction in such Lender's (or its controlling person's) rate of return on its capital), in either case from time to time by reason of any Regulatory Change. In the event of the incurrence of any such increased cost or reduced amount, such Lender shall promptly notify the Agent and RRL thereof stating in reasonable detail the reasons therefor, the additional amount required fully to compensate such
      Lender for such increased cost or reduced amount and the calculation of such additional amount. Such notice shall, in the absence of manifest error, be conclusive and binding on the Borrower. This Clause shall not apply to any increased costs attributable to the implementation of or compliance with the "International Convergence of Capital Measurement and
      Capital Standards, a Revised Framework" published by the Basel Committee on Banking Supervision in June 2004 in the form existing on the Effective
      Date ("BASEL II") or any other law or regulation which implements Basel II
      (whether such implementation, application or compliance is by a government, a regulator or a Finance Party or any of its affiliates).

4.3   FUNDING LOSSES

      In the event any Lender shall incur any loss or expense (including any loss or expense incurred by reason of the liquidation or reemployment of
      Dollar deposits or other funds acquired by such Lender to make, continue, or maintain any portion of the principal amount of its Loans) as a result of:

      (a)  any repayment or prepayment of the principal amount of a Loan on a date other than the scheduled last day of the Interest Period applicable thereto, whether pursuant to Clause 3.1 (Principal
           Payments) or otherwise; or

      (b)  any action of the Borrower resulting in any Loans not being made, continued or maintained in accordance with the Borrowing Request relating thereto or any Continuation Notice, as the case may be, given in connection therewith,

      then, upon the request of such Lender to the Borrower (with a copy to the
      Agent), the Borrower shall pay to the Agent for the account of such Lender such amount as will (in the reasonable determination of such Lender)
      reimburse such Lender for such loss or expense. A statement as to any such loss or expense (including calculations thereof and a statement of any cost of funds, in each case in reasonable detail) shall be submitted by such Lender to the Agent and the Borrower and shall, in the absence of manifest error, be conclusive and binding on the Borrower.

4.4   ILLEGALITY

      (a)  If it becomes unlawful for any Lender to make any of its Loans, the obligations of such Lender to make any portion of the principal amount of such Loans shall, upon such determination, forthwith be suspended until such

                                       25

           Lender shall become aware that the circumstances causing such suspension no longer exist and shall have notified the Agent and RRL to such effect, at which time the obligation of such Lender to make its Loans shall be reinstated.

      (b)  If it becomes unlawful for any Lender to continue its Loans, then, upon notice by such Lender to the Agent and RRL, the Borrower shall prepay, within five (5) days after the giving of such notice the principal amount of and interest on such Lender's then outstanding
           Loans (subject, however, to Clause 4.3).

4.5   TAXES

      (a)  All payments by the Borrower of principal of, and interest on, the
           Loans and all other amounts payable pursuant to this Agreement or any other Finance Document to any Finance Party shall be made free and clear of, and without deduction for any, present or future income, excise, stamp or other taxes, fees, duties, withholdings or other charges of any nature whatsoever imposed by any taxing authority of any jurisdiction (collectively, "TAXES"; provided, however, that the term "Taxes" shall not include franchise taxes and taxes (including income, corporation and similar taxes) imposed on or measured by the recipient's net income or receipts). In the event that any withholding or deduction from any payment to be made by the Borrower hereunder or under any other Finance Document is required in respect of any Taxes pursuant to any applicable law, then the Borrower will:

           (i)   to the extent that any such Taxes are payable by the Borrower, pay directly to the relevant authority the full amount to be so withheld or deducted;

           (ii)  promptly forward to the Agent an official receipt or other documentation satisfactory to the Agent evidencing such payment to such authority; and

           (iii) pay to the Agent for the account of the person or persons entitled thereto such additional amount or amounts as is
                 necessary to ensure that the net amount actually received by such person will be equal to the full amount such person would have received had no such withholding or deduction been
                 required.

           Moreover, if any Taxes are directly asserted against any Finance
           Party with respect to any payment received by such Finance Party hereunder or under any other Finance Document, such Finance Party may pay such Taxes and the Borrower will promptly pay such additional amounts (including any penalties, interest or expenses except to the extent that the same are incurred as a result of the negligence or wilful misconduct of the relevant Finance Party) as is or are necessary in order that the net amount received by such Finance Party after the payment of such Taxes (including any Taxes on such additional amount) shall equal the amount such Finance Party would have received had such Taxes not been asserted.

      (b)  If the Borrower fails to pay any Taxes when due to the appropriate taxing authority or fails to remit to the Agent, for its own account and/or, as the case

                                       26

           may be, the account of the relevant Finance Parties, the required receipts or other required documentary evidence, the Borrower shall indemnify the Agent or the relevant Finance Parties, as the case may be, for any incremental Taxes, interest or penalties that may become payable by any such Finance Party as a result of any such failure
           (excluding, however, any such incremental Taxes, interest or penalties incurred as a result of the gross negligence or wilful misconduct of the relevant Finance Party). For purposes of this
           Clause, a distribution hereunder or under any other Finance Document by the Agent or any Lender to or for the account of any Lender in respect of the Obligations of the Borrower shall be deemed a payment by the Borrower.

4.6   MITIGATION

      (a)  In the event that the Borrower is obliged to make payment of any amount to any Finance Party pursuant to Clause 4.2 or 4.5 (excluding, however, in the case of Clause 4.5 any withholding in respect of interest payments arising as a result of applicable law as in effect on the Effective Date) or the circumstances described in any of
           Clause 4.1(a) or 4.4 shall have occurred with respect to any Finance
           Party, such affected Finance Party agrees that it will take such reasonable steps as may reasonably be open to it to mitigate the effects of the circumstances described in the foregoing Clauses
           (including the transfer of such Finance Party's Dollar Lending Office to another jurisdiction and the application for a Tax Credit and, in the case of any circumstances described in Clause 4.4 applicable to any Lender, the assignment and transfer of such Lender's then outstanding Loans and Commitment to another Lender at a price equal to the then outstanding principal amount of such Loans and other amounts outstanding to such transferring Lender hereunder (or such other price as the transferring Lender shall agree); provided, however, that no Finance Party shall be obligated to:

           (i)   take any such steps if, in its opinion, such steps would
                 require it to achieve less than its expected return under this
                 Agreement or would have an adverse effect upon its assets or financial condition;

           (ii)  achieve any particular result in the case of any such steps resulting in less than complete mitigation of the relevant circumstances;

           (iii) take any such steps if, in its opinion, it would incur a liability to the Borrower as a result thereof except pursuant to clause (b); or

           (iv)  take any such steps if, in its opinion, it is constrained from doing so by any applicable law, regulation, directive or
                 administrative practice.

      (b)  If, pursuant to clause (a), any Finance Party effectively obtains a refund of tax or credit (a "TAX CREDIT") against a payment made by the Borrower pursuant to Clause 4.5 (a "TAX PAYMENT"), and such
           Finance Party is able to identify such Tax Credit as being attributable to such Tax Payment, then such Finance Party, forthwith after actual receipt of such Tax Credit, shall reimburse the Borrower for such amount as shall be reasonably attributable to such Tax
           Payment; provided, however, that no Finance Party shall be required to make any such reimbursement which would cause it to lose the benefit of such Tax

                                       27

           Credit or would otherwise materially adversely affect any matter relating to such Finance Party in connection with the assessment or payment of any Taxes. Each Finance Party shall have absolute discretion as to whether to claim any Tax Credit, and if it does so claim, the extent, order and manner in which it does so. No Finance
           Party shall be obliged to disclose information regarding its tax affairs or computations to the Borrower.

      (c)  The Finance Parties agree to cooperate with each Obligor in completing and delivering or filing tax related forms which would reduce or eliminate any amount of taxes of the nature referred to in clause (a) required to be deducted or withheld on account of any payment made by such Obligor under this Agreement or any other
           Finance Document; provided, however, that no Finance Party shall be under any obligation to execute and deliver any such forms if, in the opinion of such Finance Party, completion of any such form might reasonably be expected to result in an adverse consequence with respect to the business or tax position of such Finance Party.

5.    CONDITIONS PRECEDENT TO MAKING LOANS

5.1   INITIAL LOANS

      The obligations of each Lender to make its initial Loan shall be subject to the prior or concurrent satisfaction of each of the conditions precedent set forth in this Clause. Unless specifically stated to the contrary, each document, certificate and other instrument delivered pursuant to this Clause shall be dated on, or prior to, and shall be in full force and effect on, the Borrowing Date of the initial Loans.

      (a)  RESOLUTIONS, ETC. The Agent shall have received from each Obligor, a certificate of its Secretary or similar officer as to:

           (i)   resolutions of its Board of Directors or similar body then in full force and effect authorising the execution, delivery and performance of this Agreement and each other Finance Document or other document to be executed by it in connection with the transactions contemplated hereby and thereby;

           (ii)  the incumbency and signatures of those of its officers authorised to act with respect to this Agreement and each other
                 Finance Document or other document executed or to be executed by it; and

           (iii) its Organic Documents as then in effect.

      (b)  SECURITY AGREEMENTS. The Agent shall have received:

           (i)   counterparts of each Security Agreement duly executed by an
                 Authorised Representative of each Obligor party thereto;

           (ii)  evidence that all filings, stampings, registrations, recordings, notifications and other actions in all relevant jurisdictions necessary or, in the opinion of counsel to the
                 Agent, advisable or desirable, in order to create in favour of the Finance Parties a valid and perfected first-

                                       28

                 priority lien over all of the collateral purported to be
                 covered by each Security Agreement have been made or, as the case may be, taken and are in full force and effect; and

           (iii) (A)  original share certificates representing all of the share capital and voting rights of Morila Limited owned by MIJL
                      (being, in the aggregate, not less than fifty percent
                      (50%) of such share capital and voting rights);

                 (B)  original share certificates representing all of the share capital and voting rights of MIJL;

                 (C)  original share certificates representing all of the issued and paid-in share capital of the Borrower;

                 (D)  original share certificates representing all of the issued and paid-in share capital and voting rights of Loulo S.A.
                      owned by the Borrower (being, in the aggregate, not less
                      than eighty percent (80%) of such issued and paid-in share capital); and

                 (E)  with respect to the shares described in each of clauses
                      (iii)(A) to (iii)(D), stock powers relating thereto
                      executed in blank and such other instruments of transfer
                      in connection therewith as the Agent shall reasonably
                      require.

      (c)  GUARANTEES. The Agent shall have received a counterpart of each
           Guarantee duly executed by an Authorised Representative of the
           Guarantor party thereto.

      (d)  PROCESS AGENT ACCEPTANCE. The Agent shall have received a counterpart of the Process Agent Acceptance, duly executed by the Process Agent, together with evidence of the appointment of the Process Agent by each Obligor.

      (e)  OPINIONS OF LEGAL ADVISERS. The Agent shall have received opinions from:

           (i)   Ogier, legal advisers in Jersey to the Obligors, substantially in the Agreed Form;

           (ii)  Ahmadou Toure, legal advisor in Mali to the Obligors, substantially in the Agreed Form;

           (iii) Mayer, Brown, Rowe & Maw LLP, legal advisers in England to the
                 Finance Parties, substantially in the Agreed Form; and

           (iv)  Mayer, Brown, Rowe & Maw LLP, legal advisers in Mali to the
                 Finance Parties, substantially in the Agreed Form.

      (f)  BUSINESS PLAN AND REVIEW OF LIFE OF MINE PLAN. The Lenders shall have received a copy of a business plan containing details of the projected business and financial performance of the RRL Group
           Companies, in form and substance acceptable to the Lenders. The
           Lenders shall also have received a review of the life of mine plan with respect to each of the Loulo Project and Morila Project from
           SRK, in form and substance acceptable to the Lenders.

                                       29

      (g)  INITIAL COMPLIANCE CERTIFICATE. The Agent shall have received a
           Compliance Certificate calculated as of the initial Borrowing Date, together with such information concerning the calculations and assumptions used by RRL in preparing such Compliance Certificate as the Agent shall have requested.

      (h)  LOULO PROJECT FACILITY INDEBTEDNESS. The Agent shall have received such evidence as it shall require to the effect that all indebtedness outstanding under the Loulo Loan Agreement shall (including, to the extent required, from the proceeds of the initial Loans) have been repaid in full and all liens in respect of such indebtedness shall have been released.

      (i)  CLOSING FEES, EXPENSES, ETC. The Agent shall have received
           (including, to the extent necessary, from the proceeds of the initial
           Loans) for its own account, or for the account of the relevant
           Finance Parties, as the case may be, all fees due and payable on or prior to the initial Borrowing Date and all fees and expenses payable pursuant to Clause 13.3 (Costs and Expenses), to the extent then invoiced.

5.2   ALL LOANS

      The obligations of the Lenders to make any Loan (including the initial
      Loans) shall be subject to the prior or concurrent satisfaction of the additional conditions precedent set forth in this Clause.

      (a)  COMPLIANCE WITH WARRANTIES, NO DEFAULT, ETC. The representations and warranties of each Obligor set forth in each Finance Document to which such Obligor is a party shall be true and correct in all material respects as of the date initially made, and both immediately before and immediately after the making of the Loans:

           (i)   such representations and warranties shall be true and correct in all material respects with the same effect as if then made
                 (unless stated to relate solely to an earlier date, in which case such representations and warranties shall be true and correct as of such earlier date); and

           (ii)  no Default shall have then occurred and be continuing.

      (b)  BORROWING REQUEST. The Agent shall have received a duly completed
           Borrowing Request for such Loans. The delivery of a Borrowing Request and the acceptance by the Borrower of the proceeds of the Loans shall constitute a representation and warranty by the Borrower on the relevant Borrowing Date (both immediately before and immediately after giving effect to the making of the Loans and the application of the proceeds thereof) that the statements made in Clause 5.2(a) are true and correct.

      (c)  SATISFACTORY LEGAL FORM. All documents executed or submitted pursuant hereto by or on behalf of any person shall be satisfactory in form and substance as to legal matters to the Finance Parties and their legal advisers and the Agent shall have received all information, and such counterpart originals or such certified or other copies of such instruments related to the conditions

                                       30

           precedent described in this Clause, as the Agent or its legal advisers may reasonably request.

6.    REPRESENTATIONS AND WARRANTIES

      In order to induce the Finance Parties to enter into this Agreement and, in the case of the Lenders, to make and continue Loans hereunder each of the Borrower and RRL represents and warrants unto each Finance Party as set forth in this Clause. The representations and warranties set forth in this Clause shall be made upon the delivery of each Borrowing Request and each Continuation Notice, and shall be deemed to have been made on each
      Borrowing Date (both immediately before and immediately after the application of the proceeds of the relevant Loans).

6.1   ORGANISATION, POWER, AUTHORITY, ETC

      Each Obligor is a company duly incorporated and validly existing under the laws of its jurisdiction of incorporation and is duly qualified to do business and is in good standing (where such concept is applicable) as a foreign company in each jurisdiction where the nature of its business makes such qualification necessary. Each Obligor has full power and authority, and holds all requisite Approvals, to own and hold under lease its property, to sue and to be sued in its own name and to conduct its business substantially as currently conducted by it. Each Obligor has full power and authority to enter into and perform its obligations under and deliver each Finance Document executed or to be executed by it and, in the case of the Borrower, to obtain Loans hereunder.

6.2   DUE AUTHORISATION; NON-CONTRAVENTION

      The execution and delivery by each Obligor of each Finance Document executed or to be executed by it and the performance by each Obligor of its obligations thereunder, and the receipt of the Loans hereunder:

      (a)  have been duly authorised by all necessary corporate action on its part;

      (b)  do not require any Approval: (i) to enable it to lawfully enter into, exercise its rights and comply with obligations in the Finance
           Documents to which it is a party; and (ii) to make the Finance
           Documents to which it is a party admissible in evidence in its jurisdiction of incorporation (other than those Approvals which have been obtained);

      (c)  do not and will not conflict with, result in any violation of, or constitute any default under, any provision of any of its Organic
           Documents or any applicable law, contractual obligation or Approval binding on it; and

      (d)  will not result in or require the creation or imposition of any lien on any of its properties pursuant to the provisions of any contractual obligation (other than pursuant to this Agreement and any
           Security Agreement to which such Obligor is a party).

                                       31

6.3   VALIDITY, ETC

      (a)  Each Finance Document executed by each Obligor constitutes the legal, valid and binding obligation of such Obligor enforceable in accordance with its terms (subject to bankruptcy and insolvency laws and other similar laws of applicability to creditors generally and to general equitable principles).

      (b)  Upon taking of the various actions described in Clause 5.1(b)
           (Security Agreements) each Security Agreement will create in favour of the Security Trustee (for the rateable benefit of the Finance
           Parties), a valid and perfected first-priority lien on all of the assets, properties, rights and revenues referred to in each such
           Security Agreement as security for the relevant obligations expressed to be covered thereby, subject to no liens, except:

           (i)   for mandatory provisions of applicable law; and

           (ii)  as specifically permitted by this Agreement or such Security
                 Agreement.

6.4   LEGAL STATUS

      No Obligor nor any of their respective properties or revenues enjoys any right of immunity from suit, set-off, attachment prior to judgment or in aid of execution, or execution on a judgment in respect of its obligations under any of the Finance Documents to which it is a party.

6.5   FINANCIAL INFORMATION

      All balance sheets and all statements of operations, shareholders' equity and cash flow and all other financial information relating to any RRL
      Group Company which have been furnished by or on behalf of RRL to the
      Agent for the purposes of or in connection with this Agreement or any transaction contemplated hereby, including:

      (a)  the consolidated and individual balance sheet of RRL and the individual balance sheet of Loulo S.A., in each case at 31 December,
           2005, and the related consolidated statements of operations, shareholders' equity and cash flow of RRL and individual statements of operations, shareholders' equity and cash flow of Loulo S.A., as audited by Pricewaterhouse Coopers (in the case of RRL) or Cabinet
           SEC Diarra (in the case of Loulo S.A.); and

      (b)  the consolidated and individual balance sheet of RRL and the individual balance sheet of Loulo S.A., in each case at 30 June,
           2006, and the related consolidated statements of operations, shareholders' equity and cash flow of RRL and individual statements of operations, shareholders' equity and cash flow of Loulo S.A., in each case certified by the chief financial Authorised Representative of RRL;

      have been prepared in accordance with GAAP consistently applied throughout the periods involved (except as disclosed therein) and present fairly the financial position of RRL and the other persons covered thereby as at the dates thereof and the results of its operations for the periods then ended. No RRL Group Company has on the

                                       32

      Effective Date any material contingent liability or liability for taxes, long-term leases or unusual forward or long-term commitments which are not reflected in its financial statements described in this Clause or in the notes thereto.

6.6   ABSENCE OF DEFAULT

      No RRL Group Company is in default in the payment of (or in the performance of any material obligation applicable to) any indebtedness in excess of U.S.$1,000,000, no Default is outstanding or would result from the making of any Loan and no RRL Group Company is in default under any material provision of any instrument to which it is party, any applicable law or contractual obligation or the terms or conditions upon which any
      Approval has been granted.

6.7   LITIGATION, ETC

      There is no pending or, to the knowledge of either the Borrower or RRL, threatened litigation, arbitration, employment dispute or governmental investigation or proceeding against any RRL Group Company or to which any of any such entity's business, operations, properties, assets, revenues or prospects is subject which could reasonably be expected to have a
      Materially Adverse Effect.

6.8   MATERIALLY ADVERSE EFFECT

      Since 31 December, 2005 and since the date of the most recent financial statements relating to RRL delivered pursuant to Clause 7.1(a) (Financial
      Information, etc), there have been no occurrences which, individually or in the aggregate, have or may reasonably be expected to have a Materially
      Adverse Effect.

6.9   TAXES AND OTHER PAYMENTS

      Each RRL Group Company has:

      (a)  filed all tax returns and reports required by applicable law to have been filed by it, and

      (b)  paid all taxes and governmental charges thereby shown to be owing and all claims for sums due for labour, material, supplies, personal property and services of every kind and character provided with respect to, or used in connection with its business and no claim for the same exists except as permitted hereunder, except any such taxes, charges or amounts which are being diligently contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP shall have been set aside on its books.

6.10  ADEQUACY OF INFORMATION

      The factual information provided by or on behalf of any RRL Group Company to SRK in connection with the review described in Clause 5.1.(e) (Review of Life of Mine and Business Plans) or to any Lender in connection with its decision to enter into this Agreement or from time to time in connection with this Agreement is, in each such case and to the best of the knowledge and belief of each of the Borrower and RRL (after due enquiry), true and correct in all material respects and does not

                                       33

      omit to state any information or fact the omission of which might render any conclusion or statement contained therein misleading in any material respect. The financial projections, estimates and other expressions of view as to future circumstances contained in the life of mine and business plans referred to in Clause 5.1.(f) (Review of Life of Mine and Business
      Plans) or in any other information provided to any Lender in connection with this Agreement are, in each such case, fair and reasonable and, to the best of RRL's knowledge, have been arrived at after reasonable enquiry and have been made in good faith by the persons responsible therefor.

6.11  ENVIRONMENTAL WARRANTIES

      (a)  All facilities and properties (including any groundwater affected by the activities conducted on such facilities and properties) owned, operated, leased and utilised by any RRL Group Company have been, and continue to be, owned, operated, leased or utilised in compliance with the Agreed Environmental Requirements and in material compliance with all Environmental Laws;

      (b)  no RRL Group Company manages any Hazardous Materials at any of its facilities or assets in material violation of any Environmental Laws;
           and

      (c)  there are no events, conditions or circumstances occurring at or relating to any facilities or assets of any RRL Group Company involving any environmental pollution or contamination that have led to, or would reasonably be expected to lead to, any action being taken by any Governmental Agency or any other person charged under law with a responsibility to enforce any Environmental Law.

6.12  MINING RIGHTS, PROJECT ASSETS

      The RRL Group Companies have acquired all assets (including mining rights), and have obtained such other surface and other rights as are necessary on the date the representation contained in this Clause is made or repeated from time to time for access rights, water rights, plant sites, tailings disposal, waste dumps, ore dumps, abandoned heaps or ancillary facilities which are required in connection with the development and operation of the projects owned by them (including the Loulo Project and Morila Project), substantially in accordance with the life of mine and business plans submitted pursuant to Clause 5.1.(f) (Review of Life of
      Mine and Business Plans).

6.13  PARI PASSU

      The payment Obligations of each Obligor under each Finance Document to which it is a Party rank at least PARI PASSU in right of payment with all of such Obligor's other unsecured indebtedness, other than any such indebtedness which is preferred by mandatory provisions of applicable law.

                                       34

7.    INFORMATION UNDERTAKINGS

7.1   FINANCIAL INFORMATION, ETC

      RRL will furnish, or will cause to be furnished, to the Agent copies (with sufficient copies for each other Finance Party) of the following financial statements, reports and information:

      (a)  promptly when available, and in any event within one hundred and eighty (180) days after the close of each Fiscal Year, the consolidated balance sheet of RRL and its subsidiaries at the close of such Fiscal Year and the related consolidated statements of operations, shareholders' equity and cash flow of RRL and its subsidiaries, in each case with comparable information at the close of and for the prior Fiscal Year, and reported on without
           Impermissible Qualification by PricewaterhouseCoopers or other auditors of similar standing;

      (b)  promptly when available, and in any event within forty five (45) days after the close of each of the first three Fiscal Quarters of each
           Fiscal Year, the consolidated balance sheet of RRL and its subsidiaries at the close of such Fiscal Quarter, and the related consolidated statements of operations, shareholders' equity and cash flow, in each such case in respect of such related statements, for such Fiscal Quarter and for the period commencing at the close of the previous Fiscal Year and ending with the close of such Fiscal Quarter
           (with comparable information at the close of and for the
           corresponding Fiscal Quarter of the prior Fiscal Year and for the corresponding period during such prior Fiscal Year) and certified by an accounting or financial Authorised Representative of RRL;

      (c)  promptly when available, and in any event within one hundred and eighty (180) days after the close of each Fiscal Year, the balance sheet of the Borrower at the close of such Fiscal Year and the related statements of operations, shareholders' equity and cash flow of the Borrower, in each case with comparable information at the close of and for the prior Fiscal Year, and reported on without
           Impermissible Qualification by PricewaterhouseCoopers or other auditors of similar standing;

      (d)  promptly when available, and in any event within forty five (45) days after the close of each of the first three Fiscal Quarters of each
           Fiscal Year, the balance sheet of the Borrower at the close of such
           Fiscal Quarter, and the related statements of operations,
           shareholders' equity and cash flow, in each such case in respect of such related statements, for such Fiscal Quarter and for the period commencing at the close of the previous Fiscal Year and ending with the close of such Fiscal Quarter (with comparable information at the close of and for the corresponding Fiscal Quarter of the prior Fiscal
           Year and for the corresponding period during such prior Fiscal Year)
           and certified by an accounting or financial Authorised Representative of the Borrower.

      (e)  within forty five (45) days after each Quarterly Calculation Date, a
           Compliance Certificate calculated as of such Quarterly Calculation
           Date;

                                       35

      (f)  as soon as possible and in any event within three (3) Business Days after the occurrence of any Default, a statement of the chief financial Authorised Representative of the Borrower setting forth details of such Default and the action which has been taken, and which it is proposed be taken, with respect thereto;

      (g)  as soon as possible (and in any event within three (3) Business Days)
           after either Borrower knows or has reason to know of any event or circumstance which has a reasonable likelihood of having a Materially
           Adverse Effect, notice of such event or circumstance describing the same in reasonable detail;

      (h)  promptly upon the making, filing or receipt thereof, copies of each filing and report or document made to or filed with, or received from, any Governmental Agency, and of each communication from RRL to its shareholders or creditors generally, which, in any such case, relate to or describe any material matter in connection with the business, operations, assets, financial condition or prospects of any
           RRL Group Company;

      (i)  not more than twenty (20) Business Days after the close of each calendar month, a Monthly Mine Report as at the close of such calendar month;

      (j)  not more than seventy (70) Business Days after the close of each
           Fiscal Year, a business plan containing details of the projected business and financial performance of the RRL Group Companies for the immediately succeeding Fiscal Year; and

      (k)  such other information with respect to the financial condition, business, property, assets, revenues and operations of any RRL Group
           Company as the Agent or any Lender (acting through the Agent) may from time to time reasonably request.

8.    FINANCIAL COVENANTS

8.1   FINANCIAL CONDITION

      RRL will not permit:

      (a)  Consolidated Shareholders Equity to be, at any time, less than
           U.S.$300,000,000;

      (b)  the Consolidated Net Debt: Consolidated EBITDA Ratio to be, for any
           one (1) year period ending on a Quarterly Calculation Date, greater than two and one half times (2.5x);

      (c)  the Consolidated EBITDA: Consolidated Interest Payable Ratio to be,
           for any one (1) year period ending on a Quarterly Calculation Date, less than five times (5x);

      (d)  Consolidated Net Gearing to be, at any time, greater than sixty percent (60%); or

                                       36

      (e)  Consolidated Unencumbered Cash to be, at any time, less than
           U.S.$12,000,000.

9.    GENERAL UNDERTAKINGS

      Each of the Borrower and RRL agrees with each Finance Party that, until all Commitments have terminated and all Obligations have been paid and performed in full, it will perform its obligations set forth in this
      Clause.

9.1   COMPLIANCE WITH LAWS

      The Borrower will, and RRL will cause each RRL Group Company to, comply in all material respects with all applicable laws.

9.2   APPROVALS

      The Borrower will, and RRL will cause each Obligor to, obtain, maintain in full force and effect, and comply in all respects with, all Approvals as may be required or advisable from time to time for each Obligor to:

      (a)  execute, deliver, perform and preserve its rights under any of the
           Finance Documents executed or to be executed by it;

      (b)  grant and perfect the liens granted or purported to be granted and perfected by it pursuant to any Security Agreement to which it is a party; and

      (c)  maintain and operate its business in accordance with standard industry practice,

      and each of the Borrower and RRL shall ensure that certified copies of each Approval required from time to time pursuant to this Clause 9.2 is promptly delivered to the Agent.

9.3   MAINTENANCE OF CORPORATE EXISTENCE, ETC

      The Borrower will, and RRL will cause each RRL Group Company to, do and cause to be done at all times all things necessary to maintain and preserve its corporate existence and will do and cause to be done at all times all things necessary to be duly qualified to do business and be in good standing (where such concept is relevant) as a foreign corporation, in each jurisdiction where the nature of its business makes such qualification necessary.

9.4   PAYMENT OF TAXES, ETC

      The Borrower will, and RRL will cause each RRL Group Company to, file all tax returns and reports required by applicable law to have been filed by
      it. The Borrower will, and RRL will cause each RRL Group Company to, pay and discharge, as the same may become due and payable, all taxes, assessments, fees and other governmental charges or levies against it or on any of its property, as well as claims of any kind or character
      (including claims for sums due for labour, material, supplies, personal property and services); provided, however, that the foregoing shall not require any RRL Group Company to pay or discharge any such tax, assessment, fee,

                                       37

      charge, levy or claim so long as it shall be diligently contesting the validity or amount thereof in good faith by appropriate proceedings and shall have set aside on its books adequate reserves in accordance with
      GAAP with respect thereto.

9.5   BOOKS AND RECORDS; ACCESS TO PREMISES

      The Borrower will, and RRL will cause each RRL Group Company to, keep financial records and statements reflecting all of its business affairs and transactions in accordance with GAAP. On not less than five (5)
      Business Days prior written notice, the Borrower will, and RRL will cause each RRL Group Company to, permit the Finance Parties, or any of their respective representatives to inspect any and all of its material properties and operations (including the Loulo Project and the Morila
      Project), to discuss its financial matters with its officers, its banks and its independent chartered accountants and certified public accountants, as the case may be and to examine (and photocopy extracts from) any of its books or other corporate records or any instrument, document or correspondence relating to the financing contemplated hereby.

9.6   RISK MANAGEMENT

      (a)  RRL undertakes to grant, or to procure the grant of, security to the
           Finance Parties in respect of the rights and benefits of any RRL
           Group Company arising under any documentation entered into in connection with any Risk Management Obligations incurred from time to time by such RRL Group Company. Such security shall be granted on terms and conditions similar to those contained in the RRL Risk
           Management Security Agreement and otherwise pursuant to documentation
           (including opinions of legal advisers) in form and substance reasonably satisfactory to the Agent.

      (b)  The Borrower will not, and RRL will not permit any RRL Group Company to, incur or otherwise become obligated in respect of, any Risk
           Management Obligation unless such Risk Management Obligation is incurred on a basis which does not contemplate the delivery of margin, security, collateral or any other form of credit support at any time by any RRL Group Company to a counterparty and does not contain any provision giving a counterparty the right to convert, or require the conversion of, any Risk Management Agreement into a Risk
           Management Agreement which contemplates the delivery of margin payments.

9.7   USE OF PROCEEDS

      The Borrower shall apply the proceeds of the Loans for general corporate purposes (including, in the case of the initial Loans, for the repayment of indebtedness outstanding under the Loulo Loan Agreement).

9.8   ENVIRONMENTAL COVENANTS

      The Borrower will, and RRL will cause each RRL Group Company to:

      (a)  use and operate all of its facilities and properties in compliance with Environmental Laws and the Agreed Environmental Requirements and
           keep

                                       38

           all necessary or advisable permits, approvals, certificates, licenses and other authorisations relating to environmental matters in effect and remain in compliance therewith, and handle all Hazardous
           Materials in material compliance with all applicable Environmental
           Laws and the Agreed Environmental Requirements;

      (b)  promptly notify the Agent and provide copies upon receipt of all material written claims, complaints, notices or inquiries relating to the condition of its facilities and properties or compliance with
           Environmental Laws and the Agreed Environmental Requirements; and

      (c)  provide such information and certifications which the Agent may reasonably request from time to time to evidence compliance with this
           Clause.

9.9   PARI PASSU

      RRL will ensure that the payment Obligations of each Obligor under this
      Agreement and each other Finance Document to which such Obligor is a party rank at least PARI PASSU in right of payment with all of such Obligor's present and future other unsecured indebtedness, other than any such indebtedness which is preferred by mandatory provisions of applicable law.

9.10  ACCURACY OF INFORMATION

      RRL will ensure that all factual information hereafter furnished by or on behalf of any RRL Group Company in writing to any Finance Party for the purposes of or in connection with this Agreement or any transaction contemplated hereby will be true and accurate in all material respects on the date as of which such information is dated or certified and such information shall not be incomplete by omitting to state any material fact known to the relevant RRL Group Company necessary to make such information not misleading in any material respect.

9.11  INSURANCE

      The Borrower will, and RRL will cause each RRL Group Company to, maintain such insurance (including business interruption and delay in start up insurance) with respect to the properties and business of each RRL Group
      Company against such casualties and contingencies and of such types and in such amounts as is customary in accordance with best industry practice
      (including with respect to the identity of the insurance companies providing such insurance) in the case of similar properties and businesses similarly situated and such other insurance as may be required by any applicable law and RRL will, upon the request of the Agent, furnish to the
      Agent at reasonable intervals a certificate setting forth the nature and extent of all insurance maintained by the RRL Group Companies in accordance with this Clause. Without prejudice to the foregoing RRL will, and RRL will cause each RRL Group Company to, ensure that all premiums required to be paid in order to ensure that the policies referred to in this Clause are in full force and effect shall be paid as and when the same shall become due and payable.

                                       39

9.12  BUSINESS ACTIVITIES; FISCAL YEAR

      (a)  RRL will not:

           (i)   engage in any business activity other than (A) as a holding company for the ownership, directly or indirectly, of all or a portion of the issued and outstanding share capital of
                 subsidiaries engaged in exploration, development, mining and related activities in connection with the mining of gold or other metals and/or (B) development, mining, exploration and other related activities in connection with the mining of gold or other metals; or

           (ii)  change its Fiscal Year.

      (b)  The Borrower will not engage in any business activity other than as an intermediate holding company for the ownership of RRL's interest in the Loulo Project and operator of the Loulo Project and any activity reasonably incidental thereto.

9.13  INDEBTEDNESS

      The Borrower will not, and RRL will not permit any RRL Group Company to, create, incur, assume or suffer to exist or otherwise become or be liable in respect of any indebtedness other than:

      (a)  indebtedness in respect of the Loans and other Obligations;

      (b)  Risk Management Obligations incurred by any RRL Group Company in the ordinary course of its business with counterparties reasonably acceptable to the Lenders; provided, however, that RRL shall not permit the aggregate Risk Management Obligations of the RRL Group
           Companies under Committed Risk Management Agreements to exceed, at any time, seventy five percent (75%) of the forecast production of the RRL Group Companies described in the business plan provided to the Lenders pursuant to Clause 5.1(f) (Business Plan and Review of
           Life of Mine Plan);

      (c)  at any time up until the making of the initial Loans, indebtedness incurred under the Loulo Loan Agreement;

      (d)  indebtedness in respect of taxes, assessments or governmental charges, and indebtedness in respect of claims for employment, materials or supplies to the extent that payment thereof shall not at the time be required to be made in accordance with the provisions of
           Clause 9.4;

      (e)  indebtedness in respect of judgments or awards, the enforcement of which has not been stayed (by reason of a pending appeal or otherwise), for a period of more than ten (10) days, which do not, in the aggregate, exceed U.S.$1,000,000 (or, in the case of RRL, Loulo
           S.A. or Morila S.A., U.S.$3,000,000) (or, in any such case, the equivalent thereof in any other currency);

      (f)  in the case of each of Loulo S.A. and Morila S.A., and at any date:

                                       40

           (i)   unsecured indebtedness outstanding at such date and incurred in the ordinary course of business in connection with costs
                 incurred in relation to the operation of the Loulo Project and the Morila Project, respectively (by way of open accounts
                 extended by suppliers on normal trade terms in connection with purchases of goods and services (but excluding, for the
                 avoidance of doubt, financial indebtedness)); and

           (ii)  indebtedness not in excess of U.S.$6,000,000 (or in the case of
                 Morila S.A., U.S.$2,000,000) (or the equivalent thereof in any other currency) in aggregate at any one time outstanding
                 incurred to suppliers of equipment and other personal property constituting capital costs in respect of the deferred purchase price of such equipment or personal property or in respect of capital leases relating to such equipment or personal property;

      (g)  (i) in the case of Morila S.A., indebtedness in an aggregate principal amount not in excess of U.S.$4,800,000 outstanding to Rolls
           Royce Power Ventures Limited and incurred to finance the acquisition of five (5) power generators supplied by Rolls Royce Power Ventures
           Limited in connection with the Morila Project, and (ii) in the case of RRL, a guarantee of such indebtedness;

      (h)  in the case of Morila S.A., indebtedness in an aggregate principal amount not in excess of U.S.$884,000 outstanding to Air Liquide
           Limited and incurred to finance the acquisition of an oxygen plant supplied by Air Liquide Limited in connection with the Morila
           Project;

      (i)  (i) in the case of Loulo S.A., indebtedness in an aggregate principal amount not in excess of U.S.$6,850,000 outstanding to Caterpillar
           Financial Services Corporation and incurred to finance the acquisition of fifteen (15) generators purchased from J.A. Delmas and
           (ii) in the case of RRL, a guarantee of the indebtedness referred to in clause (i)(i);

      (j)  in the case of Loulo S.A., indebtedness in an aggregate principal amount not in excess of U.S.$4,000,000 outstanding to the Government of Mali;

      (k)  in the case of Morila S.A., indebtedness in an aggregate principal amount not in excess of U.S.$1,500,000 outstanding to the Government of Mali; and

      (l)  indebtedness outstanding from one RRL Group Company to another RRL
           Group Company (and which, in the case of any such indebtedness outstanding from the Borrower, Loulo S.A. or Morila Limited, is subordinated to, and charged as security for, the Obligations, in each case on terms and conditions, and pursuant to documentation, reasonably satisfactory to the Agent).

9.14  LIENS

      The Borrower will not, and RRL will not permit any RRL Group Company to, create, incur, assume or suffer to exist any lien upon any of its properties, revenues or assets, whether now owned or hereafter acquired, except:

                                       41

      (a)  liens in favour of the Security Trustee (for the rateable benefit of the Finance Parties) or in favour of the Finance Parties granted pursuant to any Finance Document;

      (b)  liens for taxes, assessments or other governmental charges or levies not at the time delinquent or thereafter payable without penalty or being contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP shall have been set aside on its books;

      (c)  liens of carriers, warehousemen, mechanics, materialmen, suppliers and landlords incurred in the ordinary course of business for sums not overdue or being contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP shall have been set aside on its books;

      (d)  liens incurred in the ordinary course of business in connection with unemployment insurance or other forms of governmental insurance or benefits;

      (e)  judgment liens in existence less than ten (10) days after the entry thereof or with respect to which execution has been stayed or the payment of which is covered in full (subject to a customary deductible) by insurance maintained with responsible insurance companies;

      (f)  at any time up until the making of the initial Loans, liens securing indebtedness permitted to be incurred and outstanding pursuant to
           Clause 9.13(c); and

      (g)  in the case of each of Loulo S.A. and Morila S.A., liens securing indebtedness permitted to be incurred and outstanding pursuant to
           Clause 9.13(f)(ii); provided, however, that any such lien shall attach only to the asset in respect of which such indebtedness is incurred.

      For the purposes of this Clause the obligations secured by any lien created or incurred in the ordinary course of business (other than any liens of the nature referred to in clause (a) or (b)) may not exceed
      U.S.$2,000,000 in the aggregate at any one time outstanding.

9.15  CAPITAL EXPENDITURES

      The Borrower will not, and RRL will not permit any RRL Group Company to, at any time, make or commit to make any costs in respect of Capital
      Expenditures other than:

      (a)  Capital Expenditures identified in the business plan provided to the
           Lenders pursuant to Clause 5.1(f) (Business Plan and Review of Life of Mine Plan); and

      (b)  other Capital Expenditures not in excess of an aggregate amount (for all RRL Group Companies but, in the case of Morila S.A., taking into account only

                                       42

           fifty per cent (50%) of each Capital Expenditure, made or committed to be made by it) of U.S.$20,000,000 incurred in any Fiscal Year.

9.16  ACQUISITIONS

      The Borrower will not, and RRL will not permit any RRL Group Company to:

      (a)  purchase, subscribe for or otherwise acquire any shares (or other securities or other interests therein), in, or incorporate, any other company or agree to do any of the foregoing; or

      (b)  purchase or otherwise acquire any assets (other than in the ordinary course of business) or revenues or (without limitation to any of the foregoing) acquire any business or interest therein or form or enter into, any partnership, consortium, joint venture or other like arrangement or agree to do so;

      provided, however, that, without prejudice to any other provision of this
      Agreement (including Clauses 9.13 and 9.14), the RRL Group Companies may,
      at any time when no Default shall have occurred and be continuing, make acquisitions of the nature referred to in clauses (a) and (b) if (x) the aggregate cash consideration given by or on behalf of the RRL Group
      Companies in connection with any single such acquisition (or related such acquisitions) does not exceed U.S.$20,000,000, (y) the aggregate cash consideration given by or on behalf of the RRL Group Companies in connection with all such acquisitions during any Fiscal Year does not exceed U.S.$50,000,000, and (z) such acquisition relates to a business which is involved in the exploration, development, mining and/or related activities in connection with the mining of gold or other metals.

9.17  MERGERS, ETC

      The Borrower will not, and RRL will not permit any other Obligor to, enter into any amalgamation, demerger, merger or reconstruction. This Clause is without prejudice to any RRL Group Company's right to make any of the dispositions described in Clause 9.18.

9.18  ASSET DISPOSITIONS, ETC

      The Borrower will not, and RRL will not permit any RRL Group Company to, at any time, sell, transfer, lease or otherwise dispose of any of, or grant options, warrants or other rights with respect to, any of its assets
      (including investments and accounts receivable) to any person, unless:

      (a)  such disposition is of output from the Loulo Project or the Morila
           Project made in the ordinary course of business;

      (b)  such disposition is of obsolete assets which are no longer used or required by the relevant RRL Group Company or of assets which are to be replaced; or

      (c)  the net book value of all assets disposed of by all RRL Group
           Companies (excluding, however, assets disposed of pursuant to clause
           (a) or (b)) in the same Fiscal Year does not exceed U.S.$20,000,000
           (or the equivalent thereof

                                       43

           in any other currency) in the aggregate and fair value in cash or other assets is received therefor.

10.   EVENTS OF DEFAULT

10.1  EVENTS OF DEFAULT

      The term "EVENT oF DEFAULT" shall mean any of the events set forth in this
      Clause.

      (a)  NON-PAYMENT OF OBLIGATIONS

           The Borrower:

           (i)   shall default in the payment, repayment or prepayment when due of any principal amount of or interest on any Loan unless:

                 (A)  the Borrower's failure to pay is caused by:

                      (x)  administrative or technical error; or

                      (y)  a Disruption Event; and

                 (B)  payment is made within three (3) Business Days of its due date; or

           (ii)  shall default in the payment when due of any other Obligation
                 (and such default shall continue unremedied for a period of five (5) Business Days).

      (b)  NON-PERFORMANCE OF CERTAIN COVENANTS

           Any Obligor shall default in the due performance and observance of any of its obligations under Clause 9.3 (Maintenance of Corporate
           Existence, etc), 9.7 (Use of Proceeds), 9.9 (Pari Passu), or 9.12
           (Business Activities; Fiscal Year) to 9.18 (Asset Dispositions, etc)
           inclusive.

      (c)  NON-PERFORMANCE OF OTHER OBLIGATIONS

           Any Obligor shall default in the due performance or observance of any term, condition, covenant or agreement contained herein or in any other Finance Document executed by it (other than a default referred to in Clause 10.1(a) or 10.1(b)), and, if capable of cure or remedy, such default shall continue unremedied for a period of thirty (30)
           days.

      (d)  BREACH OF REPRESENTATION OR WARRANTY

           Any representation or warranty of any Obligor made hereunder or under any other Finance Document executed by it or in any other document delivered by or on behalf of such Obligor to any Finance Party for the purposes of or in connection with this Agreement or any such
           Finance Document is or shall be incorrect in any material respect when made.

                                       44

      (e)  DEFAULT ON OTHER INDEBTEDNESS

           (i)   A default shall occur in the payment when due (subject to any applicable grace period), whether by acceleration or otherwise, of any indebtedness (other than indebtedness described in
                 Clause 10.1(a)) of any RRL Group Company, having a principal amount, individually or in the aggregate, in excess of
                 U.S.$1,000,000 (or, in the case of RRL, Loulo S.A. or Morila
                 S.A., U.S.$3,000,000) (or the equivalent thereof in any other currency); or

           (ii)  a default shall occur in the performance or observance of any obligation or condition with respect to any indebtedness (other than indebtedness described in Clause 10.1(a)) of any RRL Group
                 Company if:

                 (A)  the effect of such default is to permit (after the passage of time, the giving of notice, the making of any required
                      determination or any combination of the foregoing) the
                      acceleration of the maturity of any such indebtedness; or

                 (B)  Such default shall continue unremedied for any applicable period of time sufficient to permit the holder or holders
                      of such indebtedness, or any trustee or agent for such
                      holders, to cause such indebtedness to become due and
                      payable prior to its expressed maturity.

      (f)  BANKRUPTCY, INSOLVENCY, ETC

           (i)   Any RRL Group Company is unable to pay its debts as they fall due, commences negotiations with any one or more of its
                 creditors with a view to the general readjustment or
                 rescheduling of its indebtedness or makes a general assignment for the benefit of or a composition with its creditors; or

           (ii)  any RRL Group Company or any other person, takes any action, or other steps are taken or legal proceedings are started, for the winding-up, dissolution or reorganisation of such RRL Group
                 Company, or for the appointment of an examiner, receiver,
                 liquidator, administrator, administrative receiver, manager or similar officer for it or of any or all of its assets;
                 provided, however, that this Clause shall not be applicable to an RRL Group Company (other than any Obligor, Morila Limited or
                 Morila S.A.) whose sole purpose and business activity is
                 exploration in connection with the mining of gold or other metals and whose net worth (as reasonably determined by the
                 Agent) is not in excess of U.S.$1,000,000 (and, for the
                 avoidance of doubt, this proviso shall not apply to any RRL
                 Group Company which is engaged in the exploitation of gold or other metals); or

           (iii) any action or proceeding similar to those described in clause
                 (i) or (ii) shall occur with respect to, or be initiated by or against, any RRL Group Company in any jurisdiction (but
                 excluding, for the avoidance

                                       45

                 of doubt, any such action or proceeding relating to any RRL
                 Group Company referred to in the proviso to clause (ii)).

      (g)  IMPAIRMENT OF FINANCE DOCUMENTS

           (i)   Any Finance Document shall terminate (other than in accordance with its terms) or cease in whole or in any material part to be the legal, valid, binding and enforceable obligation of any
                 Obligor party thereto;

           (ii)  any Obligor or any other person shall, directly or indirectly, contest in any manner the effectiveness, validity, binding nature or enforceability of any Finance Document; or

           (iii) any lien securing any Obligation shall, in whole or in part, cease to be a perfected lien which, except as referred to in
                 Clause 6.3(b) (Validity, etc), ranks first in priority.

      (h)  JUDGMENTS

           Any judgment or order for the payment of money which is, individually or in the aggregate with respect to all RRL Group Companies, in excess of U.S.$1,000,000 (or, in the case of RRL, Loulo S.A. or
           Morila S.A., U.S.$3,000,000) (or the equivalent thereof in any other currency), shall be rendered against any RRL Group Company and either:

           (i)   enforcement proceedings shall have been commenced by any
                 creditor upon such judgment or order; or

           (ii)  there shall be any period of ten (10) consecutive days during which a stay of enforcement of such judgment or order, by
                 reason of a pending appeal or otherwise, shall not be in
                 effect.

      (i)  EXPROPRIATION, ETC.

           Any Governmental Agency or other person purporting to be, or acting as, any Governmental Agency condemns, nationalises, seizes or otherwise expropriates all or any substantial part of the property or other assets of any RRL Group Company or of its share capital or other ownership interests, or assumes custody or control of such property or other assets or of the business or operations of any RRL
           Group Company, or restricts the ability of any RRL Group Company to export production, remit foreign currency or convert local currency and such condemnation, nationalisation, seizure, expropriation, assumption, action, implementation or restriction is not withdrawn, rescinded, reversed, or in the case of any such action with respect to property or assets, the same are not replaced with equivalent property or assets within thirty (30) days.

      (j)  CHANGE IN CONTROL

           (i)   Any Change in Control shall occur; or

                                       46

           (ii)  the ordinary shares of RRL shall cease to be listed on either
                 (i) the International Stock Exchange of London or (ii) whether pursuant to an American Depositary Receipt programme or
                 otherwise, the National Association of Securities Dealers
                 Automatic Quotations system, operated by the National
                 Association of Securities Dealers in New York City, U.S.A.

      (k)  MATERIALLY ADVERSE EFFECT

           Any event shall occur or condition shall exist which constitutes a
           Materially Adverse Effect.

10.2  ACTION IF BANKRUPTCY

      If any Event of Default described in Clause 10.1(f) shall occur, the
      Commitments (if not theretofore terminated) shall automatically terminate and the outstanding principal amount of all outstanding Loans and all other Obligations (excluding, however, Obligations in respect of any Risk
      Management Agreement to which any Lender is a party) shall automatically be and become immediately due and payable, without notice or demand.

10.3  ACTION IF OTHER EVENT OF DEFAULT

      If any Event of Default (other than any Event of Default described in
      Clause 10.1(f)) shall occur for any reason, whether voluntary or involuntary, and be continuing, the Agent may, upon the direction of the
      Required Lenders (but not otherwise), upon notice or demand to the
      Borrower, declare all or any portion of the outstanding principal amount of the Loans to be due and payable and any or all other Obligations
      (excluding, however, Obligations in respect of any Risk Management
      Agreement to which any Lender is a party) to be due and payable and/or the
      Commitments (if not theretofore terminated) to be terminated, whereupon the relevant unpaid principal amount of the Loans and any and all other
      Obligations which shall be so declared due and payable shall be and become immediately due and payable, without further notice, demand, or presentment, and/or, as the case may be, the Commitments shall terminate.

11.   THE AGENT AND THE MLA

11.1  APPOINTMENT

      Each of the Lenders hereby:

      (a)  appoints the Agent as its agent in connection herewith and as security trustee to hold the benefit of the security granted, and undertakings entered into, pursuant to those Security Agreements and
           Guarantees where it is designated as security trustee;

      (b)  authorises the Agent to exercise such rights, powers and discretions as are specifically delegated to the Agent by the terms of the
           Finance Documents together with all such rights, powers and discretions as are reasonably incidental thereto;

                                       47

      (c)  agrees that, in its capacity as Security Trustee, the Agent shall hold the benefit of the security granted pursuant to the Security
           Agreements and the obligations of the Guarantors under the Guarantees for itself and the Finance Parties subject to and in accordance with the provisions hereof and of the Security Agreements and the
           Guarantees, which provisions are hereby agreed to and approved by each Party to this Agreement;

      (d)  irrevocably and unconditionally authorises and requests the Agent, in its capacity as Security Trustee, to enter into the Security
           Agreements and the Guarantees to hold the benefit of the security and the undertakings granted pursuant to the Security Agreements and the
           Guarantees; and

      (e)  acknowledges that the Security Trustee does not have any duties except those expressly set out in the Finance Documents and in particular that the duties of care imposed on trustees by the Trustee
           Act 2000 shall not apply.

11.2  RELIANCE, ETC

      The Agent may:

      (a)  assume that:

           (i)   any representation made by any Obligor in connection with any
                 Finance Document is true;

           (ii)  no Default has occurred; and

           (iii) no Obligor is in breach of or in default of its obligations under any Finance Document to which it is a party

           unless, in each such case, the Agent has actual knowledge or actual notice to the contrary;

      (b)  assume that the Dollar Lending Office of each Lender is that specified on the signature pages attached hereto (and, in the case of a transferee of any Lender, as specified to the Agent by the transferee of such Lender at the time of making such transfer) until it has received from any Lender a notice designating another office of such Lender to replace its Dollar Lending Office and may act upon any such notice until the same is superseded by a further such notice;

      (c)  engage and pay for the advice or services of any lawyers, accountants, surveyors or other experts whose advice or services may seem necessary, expedient or desirable to it and rely upon any advice so obtained;

      (d)  rely as to any matters of fact which might reasonably be expected to be within the knowledge of any Obligor upon a certificate signed by or on behalf of such Obligor;

      (e)  rely upon any communication or document believed by it to be genuine;

                                       48

      (f)  refrain from exercising any right, power or discretion vested in it as an agent under any Finance Document unless and until instructed by the Required Lenders as to whether or not such right, power or discretion is to be exercised and, if it is to be exercised, as to the manner in which it should be exercised;

      (g)  in the absence of instructions from the Required Lenders (or, if appropriate, all the Lenders) or in the case of emergency where the
           Agent is not able to obtain such instructions in a timely manner, act
           (or refrain from taking action) as it considers to be in the best interests of the Lenders;

      (h)  refrain from acting in accordance with any instructions of Required
           Lenders to begin any legal action or proceeding arising out of or in connection with any Finance Document until it shall have received such security and/or further indemnities as it may require (whether by way of payment in advance or otherwise) for all costs, claims, expenses (including legal fees and expenses on a full indemnity basis) and liabilities which it will or may expend or incur in complying with such instructions; and

      (i)  hold or place any Finance Document and any document coming into its possession or control pursuant thereto in safe custody with any bank or other person whose business includes the safe custody of documents or with a lawyer or firm of lawyers in any part of the world, without responsibility to any Finance Party for any loss incurred by reason of any action or inaction on the part of any such person or for the supervision of any such person and may pay all sums required to be paid on account of or in respect of the foregoing.

11.3  ACTIONS

      The Agent shall:

      (a)  promptly forward to a Party the original or a copy of any document which is delivered to the Agent for that Party by any other Party;

      (b)  if the Agent receives a notice from a Party referring to this
           Agreement, describing a Default and stating that the circumstance described is a Default, promptly notify the other Finance Parties thereof;

      (c)  save as otherwise provided herein, act as agent or as security trustee under any Finance Document to which it is a party in accordance with any instructions given to it by the Required Lenders, which instructions shall be binding on all of the Finance Parties;

      (d)  if so instructed by the Required Lenders, refrain from exercising any right, power or discretion vested in it as agent under any Finance
           Document to which it is a party.

11.4  LIMITATION ON ACTIONS

      Notwithstanding anything to the contrary expressed or implied in any
      Finance Document, the Agent shall not:

      (a)  be bound to enquire as to:

                                       49

           (i)   whether or not any representation made by any Obligor in
                 connection with any Finance Document is true;

           (ii)  the occurrence or otherwise of any Default;

           (iii) the performance by any Obligor of its obligations under any
                 Finance Document; or

           (iv)  any breach of, or default by any Obligor of, its obligations under any Finance Document;

      (b)  be bound to account to any Finance Party for any sum or the profit element of any sum received by it for its own account;

      (c)  be bound to disclose to any other person any information relating to any Obligor or any affiliate of any thereof if such disclosure would or might in its opinion constitute a breach of any law or regulation or be otherwise actionable at the suit of any person; or

      (d)  be under any fiduciary duty towards any Finance Party or under any obligations other than those for which express provision is made in the Finance Documents.

11.5  INDEMNIFICATION BY LENDERS

      Each Lender shall, from time to time on demand by the Agent, indemnify the
      Agent in the proportion of such Lender's Percentage at the time of such demand, against any and all reasonable costs, claims, expenses (including legal fees) and liabilities which the Agent may incur, otherwise than by reason of its own gross negligence or wilful misconduct, in acting in its capacity as Agent under the Finance Documents.

11.6  EXCULPATION

      Neither the Agent nor the MLA accepts any responsibility for the accuracy and/or completeness of any information supplied by or on behalf of any RRL
      Group Company in connection with any Finance Document or for the legality, validity, effectiveness, adequacy or enforceability of any Finance
      Document and neither the Agent nor the MLA shall be under any liability as a result of taking or omitting to take any action in relation to any
      Finance Document (including any such action taken or omitted to be taken prior to the Effective Date in connection with the arrangement and implementation of the financing facilities contemplated by the Finance
      Documents), save in the case of gross negligence or wilful misconduct.

11.7  WAIVER

      Each of the Finance Parties agrees that it will not assert or seek to assert against any director, officer, employee, agent or adviser of the
      Agent or the MLA any claim it might have against the Agent or the MLA in respect of the matters referred to in Clause 11.6.

                                       50

11.8  BANKING ACTIVITIES

      Each of the Agent and the MLA may accept deposits from, lend money to and generally engage in any kind of banking or other business with, any RRL
      Group Company.

11.9  RESIGNATION AND REPLACEMENT

      (a)  The Agent may resign as such at any time upon at least thirty (30)
           days prior notice to the Borrower and all the Lenders; provided, however, that no such resignation shall be effective unless a successor to it as the Agent is appointed in accordance with this
           Clause. Following delivery of any such notice of resignation, the
           Required Lenders may, with the prior written consent of the Borrower
           (such consent not to be unreasonably withheld or delayed), at any time upon fifteen (15) days notice to the Agent and the Borrower, appoint another Lender as the successor Agent which shall thereupon become the Agent hereunder. If no successor Agent shall have been so appointed by the Required Lenders, and shall have accepted such appointment, within thirty (30) days after the retiring Agent's giving notice of resignation, then the retiring Agent may, on behalf of the Finance Parties, appoint (with the prior written consent of the Borrower (such consent not to be unreasonably withheld or delayed)) a successor Agent, which shall be one of the Lenders or another reputable and experienced banking or financial institution.

      (b)  If the Agent shall default in, or commit any act of negligence or wilful misconduct in connection with, the performance of any of its material duties under any Finance Document then the Required Lenders may, with the prior written consent of the Borrower (such consent not to be unreasonably withheld or delayed), at any time upon fifteen
           (15) days notice to the Agent and the Borrower, appoint another
           Lender as a replacement Agent which shall thereupon become the Agent hereunder.

      (c)  No consent of the Borrower to any change of the Agent pursuant to clause (a) or (b) shall be required at any time when any Default shall have occurred and be continuing.

11.10 DISCHARGE

      If a successor to the Agent is appointed under the provisions of Clause
      11.9, then:

      (a)  the retiring Agent shall be discharged from any further obligations under the Finance Documents but shall remain entitled to the benefit of the provisions of this Clause 11 and of Clauses 13.3 (Costs and
           Expenses) and 13.4 (Indemnification); and

      (b)  its successor and each of the other parties hereto shall have the same rights and obligations amongst themselves as they would have had if such successor had been an original Party hereto.

                                       51

11.11 CREDIT DECISIONS

      It is understood and agreed by each Finance Party that it has itself been, and will continue to be, solely responsible for making its own independent appraisal of and investigations into the financial condition, creditworthiness, condition, affairs, status and nature of each RRL Group
      Company and, accordingly, each Finance Party warrants to each of the Agent and the MLA that it has not relied and will not hereafter rely on the
      Agent or the MLA:

      (a)  to check or enquire on its behalf into the adequacy, accuracy or completeness of either information provided by or on behalf of any
           RRL Group Company in connection with this Agreement or any other
           Finance Document or the transactions herein or therein contemplated
           (whether or not such information has been or is hereafter circulated to such Finance Party by the Agent or the MLA); or

      (b)  to assess or keep under review on its behalf the financial condition, creditworthiness, condition, affairs, status or nature of any RRL
           Group Company.

11.12 THE AGENT AND THE MLA

      In acting as the Agent or as the MLA, each relevant Finance Party shall be treated as a separate entity from any other division of such Finance Party
      (or similar units of such Finance Party in any subsequent reorganisation)
      or its affiliates and, without limiting the generality of the foregoing, in the event that any of such Finance Party's divisions (or similar units)
      or affiliates should act for any RRL Group Company in an advisory capacity in relation to any other matter, any information given by any RRL Group
      Company to such divisions (or similar units) or affiliates for the purposes of obtaining advice shall be treated as confidential and shall not be available to the other Finance Parties without the consent of RRL;
      and notwithstanding anything to the contrary expressed or implied herein and without limiting the generality of the foregoing, such Finance Party shall not as between itself and the other Finance Parties be bound to disclose to any other Finance Party or other person any information supplied by any RRL Group Company to such Finance Party in its capacity as the Agent or the MLA hereunder which is identified by such RRL Group
      Company at the time of supply as being unpublished price sensitive information relating to a proposed transaction by a RRL Group Company to such Finance Party and supplied solely for the purpose of evaluating in consultation with such Finance Party in its capacity as advisor whether such transaction might require a waiver or amendment to any of the provisions contained in any Finance Document.

11.13 INTERPRETATION

      As used in this Clause, "ACTUAL KNOWLEDGE" and "ACTUAL NOTICE" of the
      Agent and the MLA means actual knowledge or notice of those officers of the Agent, or, as the case may be, the MLA, from time to time responsible for the performance by the Agent, or, as the case may be, the MLA, of its obligations under the Finance Documents.

                                       52

11.14 AGENT TO CONDUCT PROCEEDINGS

      The Agent shall (subject, in the case of the enforcement of any security granted by any Security Agreement, to the provisions thereof) have the sole conduct of any action or proceedings to be taken on behalf of the
      Lenders upon the happening of an Event of Default and no Lender shall
      (unless the Agent otherwise requests) take any action by itself or in conjunction with any other Lender or any other person to enforce the terms of any of the Finance Documents or to terminate the same. If any Lender notifies the Agent that it wishes to take action as aforesaid, the Agent shall refer the same to the Lenders for decision in accordance with Clause
      11.16. Notwithstanding anything to the contrary hereunder, the Agent shall not:

      (a)  formally initiate any legal action or proceedings hereunder against any Obligor on behalf of any Lender without the prior written consent of such Lender; or

      (b)  exercise on behalf of any of the Lenders any of their rights or remedies hereunder or under the Security Agreements or the Guarantees unless it has been instructed to do so in writing by such Lenders.

11.15 DECISIONS BY THE LENDERS

      Except to the extent otherwise provided in any Finance Document, in any case where the materiality of any matter, event or consequence is in question, the Agent shall be entitled (but not bound) to determine the same without reference to the Lenders. Any acknowledgement given by the
      Agent to any Obligor that any matter, event or consequence is not material shall be binding on the Lenders.

      The Agent shall, unless it reasonably considers the matter in question not to be material, be bound (and shall in any event be entitled) to notify to the Lenders any question relating to the exercise by the Agent of any discretion, or to the giving or withholding by it of any approval or waiver, or of any matter dependent on its opinion, for any purposes under the Finance Documents.

11.16 MANNER OF REFERENCE TO THE LENDERS

      Whenever the Agent refers any question to the Lenders for any of the purposes of this Clause 11 it shall:

      (a)  do so in writing; and

      (b)  state a time (being reasonable in all the circumstances) within which each Lender is to give directions as aforesaid.

11.17 KNOW YOUR CUSTOMER CHECKS

      (a)  If:

           (i)   the introduction of or any change in (or in the interpretation, administration or application of) any law or regulation made after the date of this Agreement;

                                       53

           (ii)  any change in the status of any Obligor after the date of this
                 Agreement; or

           (iii) a proposed assignment or transfer by a Lender of any of its rights and obligations under this Agreement to an entity that is not a Lender prior to such assignment or transfer;

           obliges any Finance Party (or, in the case of clause (a)(iii), any prospective new Lender) to comply with "know your customer" or similar identification procedures in circumstances where the necessary information is not already available to it, RRL shall promptly upon the request of any Finance Party supply, or procure the supply of, such documentation and other evidence as is reasonably requested by the Agent (for itself or on behalf of any other Finance
           Party) or any other Finance Party (for itself or, in the case of the event described in clause (a)(iii), on behalf of any prospective new
           Lender) in order for the Agent or such Finance Party or, in the case of the event described in clause (a)(iii), any prospective new Lender to carry out and be satisfied it has complied with all necessary
           "know your customer" or other similar identification procedures under all applicable laws and regulations applicable to the transactions contemplated by this Agreement.

      (b)  To the extent permitted by the applicable law of the relevant Lender, each Lender shall promptly upon the request of the Agent supply, or procure the supply of, such documentation and other evidence as is reasonably requested by the Agent (for itself) in order for the Agent to carry out and be satisfied it has complied with all necessary
           "know your customer" or other similar identification procedures under all applicable laws and regulations applicable to the transactions contemplated by this Agreement.

11.18 NO FIDUCIARY DUTIES

      Except, and to the extent, expressly set forth herein or in any Security
      Agreement or Guarantee, nothing in this Agreement constitutes the Agent as a trustee or fiduciary of any other person.

11.19 ROLE OF THE MLA

      Except as specifically provided in the Finance Documents, the MLA has no obligations of any kind to any other Party under or in connection with the
      Finance Documents.

11.20 SECURITY DOCUMENTS

      (a)  The Security Trustee shall accept without investigation, requisition or objection whatever title any person may have to the assets which are subject to the Security Agreements and shall not:

           (i)   be bound or concerned to examine or enquire into the title of any person;

                                       54

           (ii)  be liable for any defect or failure in the title of any person, whether that defect or failure was known to the Security
                 Trustee or might have been discovered upon examination or
                 enquiry and whether it is capable of remedy or not; or

           (iii) be liable for any failure on its part to give notice of the
                 Security Agreements to any third party or otherwise perfect or register the security created by the Security Agreements.

      (b)  The Security Trustee may resign as such at any time upon at least thirty (30) days prior notice to the Borrower and all the Lenders;
           provided, however, that no such resignation shall be effective unless a successor to it as the Security Trustee is appointed in accordance with this clause. Following delivery of any such notice of resignation, the Required Lenders may, at any time upon fifteen (15)
           days notice to the Security Trustee and the Borrower, appoint another
           Lender as the successor Security Trustee which shall thereupon become the Security Trustee hereunder. If no successor Security Trustee shall have been so appointed by the Required Lenders, and shall have accepted such appointment, within thirty (30) days after the retiring
           Security Trustee's giving notice of resignation, then the retiring
           Security Trustee may, on behalf of the Finance Parties, appoint a successor Security Trustee, which shall be one of the Lenders or another reputable and experienced institution capable of fulfilling the duties of Security Trustee. Upon the appointment of any successor
           Security Trustee under this clause (b), the resigning Security
           Trustee shall execute and deliver such documents and do such other acts and things as may be necessary to vest in the successor Security
           Trustee all the rights and interests vested in the resigning Security
           Trustee under the Security Agreements.

      (c)  Each Finance Party authorises the Security Trustee to hold each mortgage or charge created pursuant to any Security Agreement in its sole name as security trustee for the Finance Parties.

11.21 DISTRIBUTION OF PROCEEDS OF ENFORCEMENT

      (a)  To the extent that the Security Agreements provide for the net proceeds of any enforcement to be applied against any secured liabilities, the Security Trustee shall pay them to the Agent and the
           Agent shall apply them in payment of any amounts due but unpaid under the Finance Documents, if applicable in the order set out in Clause
           12.4 (Application of Proceeds). This shall override any appropriation made by any Obligor.

      (b)  The Security Trustee may, at its discretion, accumulate proceeds of enforcement in an interest bearing account in its own name.

12.   GENERAL PAYMENT PROVISIONS AND SET-OFF

12.1  PAYMENTS

      All payments by the Borrower pursuant to this Agreement or any other
      Finance Document, whether in respect of principal amount, interest or otherwise, shall (except

                                       55

      with respect to any repayment or prepayment of any Obligation denominated in another currency) be paid in Dollars. All such payments made in Dollars shall be made by the Borrower to the Agent for the account of each Finance
      Party entitled thereto, by delivery of Dollars in immediately available funds to an account of the Agent at the Agent's Dollar Lending Office, which account shall be designated from time to time by notice to the
      Borrower from the Agent, for the account of each Finance Party entitled thereto (and, if such payment shall be of less than the due amount of the relevant payment Obligation then due and owing, for the PRO RATA benefit of each Finance Party entitled to share in such payment in accordance with its respective portion of the aggregate unpaid amount of similar payment
      Obligations). All such payments denominated in Dollars shall be made, without setoff, deduction, or counterclaim, not later than 11:00 a.m., New
      York City time, on the date when due. All such payments denominated in any currency other than Dollars shall be payable to such account, and by such time, as the Agent shall specify from time to time. Any payments received hereunder after the time and date specified in this Clause shall be deemed to have been received by the Agent on the next following Business Day. The
      Agent shall promptly remit to each Finance Party its share (calculated as aforesaid), if any, of such payments, in kind. Such remittance shall be to an account designated by such Finance Party to the Agent by notice from time to time and maintained at, in the case of a Lender, such Lender's
      Dollar Lending Office, or, in the case of any other Finance Party, such location as such Finance Party shall designate to the Agent by notice from time to time. The Parties acknowledge that, pursuant to normal cash management procedures of the RRL Group Companies RRL may from time to time make payments of Obligations on behalf of the Borrower.

12.2  REDISTRIBUTION OF PAYMENTS

      (a)  If, at any time, the proportion which any Finance Party (a
           "RECOVERING FINANCE PARTY") has received or recovered (whether voluntary, involuntary, by application of set off or otherwise) in respect of its portion of any payment (a "RELEVANT PAYMENT") to be made under this Agreement or under any other Finance Document (other than any Risk Management Agreement to which it is party) by any
           Obligor for the account of such Recovering Finance Party and one or more other Finance Parties is greater (the amount of such excess being herein called an "EXCESS AMOUNT") than the proportion thereof received or recovered by the Finance Party or Finance Parties entitled to participate in the payment Obligation to which such payment relates and which are receiving or recovering the smallest proportion thereof (which, for the purposes hereof shall include a nil receipt or recovery), (it being understood that all relevant payments are to be distributed among the Lenders in accordance with their respective Funding Percentages), then:

           (i)   such Recovering Finance Party shall pay to the Agent an amount equal to such excess amount;

           (ii)  there shall thereupon fall due from the Borrower to the
                 Recovering Finance Party an amount equal to the amount paid out by such Recovering Finance Party pursuant to clause (a)(i), the amount so due being treated, for the purposes hereof, as if it were an unpaid part of such Recovering Finance Party's portion of such relevant payment; and

                                       56

           (iii) the Agent shall treat the amount received by it from such
                 Recovering Finance Party pursuant to clause (a)(i) as if such amount had been received by it from the Borrower in respect of such relevant payment and shall pay the same to the other
                 Finance Parties in accordance with their respective Funding
                 Percentages.

           Within two (2) Business Days after any Finance Party receives or recovers any relevant payment otherwise than by payment through the
           Agent, that Finance Party shall notify the Agent of the amount and currency so received or recovered, how it was received or recovered and whether it represents principal, interest or other sums.

      (b)  If any sum (a "RELEVANT SUM") received or recovered by a Recovering
           Finance Party in respect of any amount owing to it by the Borrower becomes repayable and is repaid by such Recovering Finance Party, then:

           (i)   each Finance Party which has received a share of such relevant sum by reason of the implementation of clause (a) shall, upon request of the Agent, pay to the Agent for the account of the
                 Recovering Finance Party an amount equal to its share of the relevant sum; and

           (ii)  there shall thereupon fall due from the Borrower to each such
                 Finance Party an amount equal to the amount paid out by it pursuant to clause (b)(i), the amount so due being treated, for the purposes hereof, as if it were the sum payable to such
                 Finance Party against which such Finance Party's share of such relevant sum was applied.

      (c)  If any Lender shall commence any action or proceeding in any court to enforce its rights hereunder or under any other Finance Document after consultation with the other Lenders and, as a result thereof or in connection therewith, shall receive any excess amount (as referred to in clause (a)) then such Lender shall not be required to share any portion of such excess amount with any Lender which has the legal right to, but does not, join in such action or proceeding (having had notice of such action or proceeding) or commence and diligently prosecute a separate action or proceeding to enforce its rights.

12.3  SETOFF

      In addition to and not in limitation of any rights or remedies of any
      Finance Party under applicable law or otherwise, each Finance Party (or any branch thereof) shall, in the event that the Borrower defaults in the payment, repayment or prepayment when due of any payment Obligation, have the right to appropriate and apply to the payment of such Obligations owing to it (whether or not then due) any and all balances, credits, deposits, accounts or moneys of the Borrower then or thereafter maintained with such Finance Party in whatever currency or commodity; provided, however, that any such appropriation and application shall be subject to the provisions of Clause 12.2.

                                       57

12.4  APPLICATION OF PROCEEDS

      If at any time any amount received by the Agent is less than the amount then due and payable pursuant to this Agreement or any other Finance
      Document (including any proceeds received by the Agent in respect of any sale of, collection from, or other realisation upon, all or any part of any collateral security subject to any Security Agreement) such amount may, in the discretion of the Agent (after consultation with the Lenders), be held by the Agent as additional collateral security under the relevant
      Security Agreement for, or then or at any time thereafter be applied
      (after payment of any amounts payable to the Agent pursuant to Clauses
      11.5 (Indemnification by Lenders), 13.3 (Costs and Expenses) and 13.4
      (Indemnification) and similar provisions contained in the other Finance
      Documents) in whole or in part by the Agent against, all or any part of the Obligations in the following order:

      (a)  FIRST, to amounts outstanding to the Finance Parties (or any of them)
           under any Finance Document (excluding, however, any Risk Management
           Agreement) in respect of any amount other than interest on, or the principal amount of, any Loan;

      (b)  SECOND, to amounts outstanding to the Finance Parties (or any of them) under any Finance Document (excluding, however, any Risk
           Management Agreement) in respect of interest on any Loan;

      (c)  THIRD, to amounts outstanding to the Finance Parties (or any of them)
           under any Finance Document (excluding, however, any Risk Management
           Agreement) in respect of the principal amount of any Loan; and

      (d)  FOURTH, to amounts outstanding to the Finance Parties (or any of them) in respect of net payment obligations of the Borrower to any
           Lender under any Risk Management Agreement;

      Any surplus of such cash or cash proceeds held by the Agent and remaining after payment in full of all the Obligations shall be paid over to whomsoever may be lawfully entitled to receive such surplus.

12.5  CURRENCY OF PAYMENT

      If:

      (a)  any amount payable by any Obligor under this Agreement or any other
           Finance Document is received by a Finance Party entitled thereto in a currency ("PAYMENT CURRENCY") other than the amount agreed to be payable in the currency in which the relevant Obligation is denominated (the "RELEVANT CURRENCY"), whether as a result of any judgement or order or the enforcement thereof, the liquidation of such Obligor or otherwise; and

      (b)  the amount produced by converting the Payment Currency so received into the Relevant Currency is less than the required amount of the
           Relevant Currency, then the relevant Obligor shall, as an independent obligation separate and independent from its other obligations contained hereunder and in any other Finance Document, indemnify such
           Finance Party for the deficiency and any

                                       58

           loss sustained as a result. Such conversion shall be made promptly following receipt at such prevailing rate of exchange in such market as is reasonably determined by such Finance Party as being most appropriate for the conversion. Each Obligor shall in addition pay the reasonable costs of the conversion. Each Obligor waives any right it may have in any jurisdiction to pay any amount under this
           Agreement or any other Finance Document in a currency other than the
           Relevant Currency.

12.6  COMPUTATIONS

      (a)  All interest and fees shall be computed on the basis of the actual number of days (including the first day but excluding the last day)
           occurring during the period for which such interest or fee is payable over a year comprised of three hundred and sixty (360) days. Subject to clauses (d) and (f) of the definition of "INTEREST PERIOD", whenever any payment to be made shall otherwise be due on a day which is not a Business Day, such payment shall be made on the next succeeding Business Day and such extension of time shall be included in computing interest or fees, if any, in connection with such payment.

      (b)  All calculations of any amount due hereunder or any other Finance
           Document to any Finance Party shall be made by the Agent and shall, in the absence of demonstrated error, be conclusive evidence of such amount.

12.7  DISRUPTION TO PAYMENT SYSTEMS ETC.

      If either the Agent determines (in its discretion) that a Disruption Event has occurred or the Agent is notified by RRL that a Disruption Event has occurred:

      (a)  the Agent may, and shall if requested to do so by RRL, consult with the Borrower with a view to agreeing with the Borrower such changes to the operation or administration of this Agreement as the Agent may deem necessary in the circumstances;

      (b)  the Agent shall not be obliged to consult with the Borrower in relation to any changes mentioned in clause (a) if, in its opinion, it is not practicable to do so in the circumstances and, in any event, shall have no obligation to agree to such changes;

      (c)  the Agent may consult with the Finance Parties in relation to any changes mentioned in clause (a) but shall not be obliged to do so if, in its opinion, it is not practicable to do so in the circumstances;

      (d)  any such changes agreed upon by the Agent and the Borrower shall
           (whether or not it is finally determined that a Disruption Event has occurred) be binding upon the Parties as an amendment to (or, as the case may be, waiver of) the terms of the Finance Documents notwithstanding the provisions of Clause 13.1 (Waivers, Amendments, etc);

      (e)  the Agent shall not be liable for any damages, costs or losses whatsoever (including for negligence, gross negligence or any other category of liability

                                       59

           whatsoever but not including any claim based on the fraud of the
           Agent) arising as a result of its taking, or failing to take, any actions pursuant to or in connection with this Clause; and

      (f)  the Agent shall notify the Finance Parties of all changes agreed pursuant to clause (d).

13.   MISCELLANEOUS

13.1  WAIVERS, AMENDMENTS, ETC

      The provisions of this Agreement and of each other Finance Document
      (except to the extent otherwise set forth in such Finance Document) may from time to time be amended, modified or waived, if such amendment, modification or waiver is in writing and consented to by each Obligor party thereto, the Agent and the Required Lenders; provided, however, that no such amendment, modification or waiver which would:

      (a)  modify any requirement hereunder that any particular action be taken or a determination be made by, or with the consent of or in consultation with, all the Lenders or by the Required Lenders shall be effective unless consented to by each Lender;

      (b)  modify this Clause, change the definition of the term "REQUIRED
           LENDERS", change the Total Commitment Amount or the Percentage,
           Funding Percentage or Commitment Amount of any Lender or otherwise subject any Lender to any additional obligation shall be made without the consent of each Lender;

      (c)  extend the due date for, or reduce the amount of, any payment or prepayment of principal of or interest on any Loan or any other amount payable hereunder or under any other Finance Document in respect thereof shall be made without the consent of each Lender;

      (d)  affect the interests, rights or obligations of the Agent or the MLA in their respective capacities as such shall be made without the consent of the Agent or, as the case may be, the MLA;

      (e)  other than as specifically permitted by this Agreement or the relevant Security Agreement, authorise or effect the release of any material portion of the collateral which is the subject of any lien granted or purported to be granted in favour of the Agent (for the rateable benefit of the Finance Parties) or in favour of the Finance
           Parties pursuant to any relevant Security Agreement shall be made without the consent of each Lender; or

      (f)  modify any term of this Agreement or any other Finance Document expressly relating to the priority of payment of any obligations of any RRL Group Company under any Risk Management Agreement to which any Lender is a party shall be made without the consent of such
           Lender.

      No failure or delay on the part of any Finance Party in exercising any power or right under any Finance Document shall operate as a waiver thereof, nor shall any single or

                                       60

      partial exercise of any such power or right preclude any other or further exercise thereof or the exercise of any other power or right. No notice to or demand on any Obligor in any case shall entitle it to any notice or demand in similar or other circumstances. No waiver or approval by any
      Finance Party under any Finance Document shall, except as may be otherwise stated in such waiver or approval, be applicable to subsequent transactions. No waiver or approval hereunder shall require any similar or dissimilar waiver or approval thereafter to be granted hereunder.

13.2  NOTICES

      All notices and other communications provided to any Party under any
      Finance Document shall be in writing and shall be sent by hand delivery, courier delivery, the mechanism established by SWIFT (in each case authenticated), facsimile or electronic communication and addressed or delivered to it at its address set forth below its signature hereto and designated as its "ADDRESS FOR NOTICES" or at such other address as may be designated by such Party in the relevant Finance Document or in a notice to the other parties. Any notice:

      (a)  if sent by hand delivery or courier delivery, shall be deemed received when delivered in legible form;

      (b)  if transmitted by any mechanism established by SWIFT, shall be deemed made or delivered when despatched and an acknowledgement of receipt by authenticated SWIFT is received;

      (c)  if transmitted by facsimile, shall be deemed given when transmitted
           (transmission confirmed by the sending facsimile machine); and

      (d)  if transmitted by electronic communication, shall be deemed given when actually received by the recipient in readable form.

13.3  COSTS AND EXPENSES

      (a)  The Borrower agrees to pay on demand:

           (i)   all reasonable fees and expenses (including legal fees and the fees of SRK in respect of the review referred to in Clause
                 5.1.(f) (Initial Loans) of the Agent and the MLA incurred in connection with the negotiation, preparation, execution and delivery of each Finance Document, including schedules and exhibits, whether or not the transactions contemplated hereby are consummated;

           (ii)  all reasonable fees and expenses (including legal fees) of the
                 Agent and the MLA incurred in connection with any amendments, waivers, consents, supplements or other modifications to any
                 Finance Document as may from time to time hereafter be
                 required; and

           (iii) any stamp or other taxes incurred in connection with the preparation and review of the form of any instrument relevant to any Finance Document, the consideration of legal questions relevant hereto and thereto and the filing, recording, refiling or re-recording of any Finance

                                       61

                 Document and all amendments or supplements to any thereof and any and all other documents or instruments of further assurance required to be filed or recorded or refiled or re-recorded by the terms of any Finance Document;

           provided, however, that any fee or expense of the nature referred to in clause (a)(i) or (a)(ii) which shall, individually, be in excess of U.S.$10,000 shall be required to be approved by RRL prior to the
           Borrower being under any reimbursement obligation under this clause in connection therewith.

      (b)  The Borrower agrees to reimburse each Finance Party on demand for all reasonable fees and expenses (including legal fees) incurred by such
           Finance Party in connection with:

           (i)   the negotiation of any restructuring or "WORK-OUT", whether or not consummated, of any Obligations; and

           (ii)  the enforcement of any Obligations.

      (c)  All fees and expenses of any legal adviser to any Finance Party payable by either Borrower hereunder shall be paid on a full indemnity basis.

13.4  INDEMNIFICATION

      In consideration of the execution and delivery of this Agreement by each
      Finance Party and the extension of the Commitments, the Borrower indemnifies, exonerates and holds each Finance Party and each of its officers, directors, shareholders, employees and agents (the "INDEMNIFIED
      PARTIES") free and harmless from and against any and all actions, causes of action, suits, losses, costs, liabilities and damages and expenses in connection therewith (including reasonable legal fees on a full indemnity basis and including any amount paid by any Lender to the Agent pursuant to
      Clause 11.5 (Indemnification by Lenders)) (the "INDEMNIFIED LIABILITIES"),
      incurred by the Indemnified Parties or any of them as a result of, or arising out of, or relating to:

      (a)  any transaction financed or to be financed in whole or in part, directly or indirectly, with the proceeds of any Loan;

      (b)  entering into and performance of any Finance Document by any of the
           Indemnified Parties;

      (c)  any Loan not being made for any reason on a Borrowing Date specified in any Borrowing Request;

      (d)  any investigation, litigation or proceeding related to any environmental cleanup, audit, compliance or other matter relating to the protection of the environment or the release by any RRL Group
           Company of any Hazardous Material;

      (e)  the presence on or under, or the escape, seepage, leakage, spillage, discharge, emission, discharging or releases or threatened releases from, any real property owned or operated by any RRL Group Company of any Hazardous

                                       62

           Material (including any losses, liabilities, damages, injuries, costs, expenses or claims asserted or arising under any Environmental
           Law, regardless of whether caused by, or within the control of, such
           RRL Group Company); or

      (f)  any contravention by any RRL Group Company of any applicable law relating to the prevention of Corrupt Practices;

      except for any such Indemnified Liabilities arising for the account of a particular Indemnified Party by reason of the relevant Indemnified Party's negligence or wilful misconduct, and if and to the extent that the foregoing undertaking may be unenforceable for any reason, the Borrower hereby agrees to make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law.

13.5  SURVIVAL

      The obligations of the Borrower under Clauses 3.6 (Fees), 4.2 (Increased
      Costs, etc), 4.3 (Funding Losses), 4.5 (Taxes), 13.3 (Costs and Expenses)
      and 13.4 (Indemnification) and the obligations of the Lenders under Clause
      11.5 (Indemnification by Lenders), in each case, survive any termination of this Agreement. The representations and warranties made by each Obligor in each Finance Document to which it is a Party shall survive the execution and delivery of such Finance Document.

13.6  SEVERABILITY

      Any provision of any Finance Document which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of such Finance Document or affecting the validity or enforceability of such provision in any other jurisdiction.

13.7  HEADINGS

      The various headings of each Finance Document are inserted for convenience only and shall not affect the meaning or interpretation of such Finance
      Document or any provisions hereof or thereof.

13.8  COUNTERPARTS, EFFECTIVENESS, ETC

      This Agreement may be executed by the parties hereto in several counterparts, each of which shall, when executed, be deemed to be an original and all of which shall constitute together but one and the same agreement. This Agreement shall become effective on the date (the
      "EFFECTIVE DATE") when counterparts hereof executed on behalf of the
      Borrower, RRL, the MLA, and each Lender (or notice thereof satisfactory to the Agent) shall have been received by the Agent.

13.9  GOVERNING LAW

      This Agreement and (except as set forth to the contrary therein) each other Finance Document and all matters and disputes relating hereto and thereto shall be governed by, and construed in accordance with, English law.

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13.10 ASSIGNMENTS AND TRANSFERS BY THE BORROWER AND RRL

      Neither the Borrower nor RRL shall be entitled to assign and/or transfer all or any of its rights, benefits and obligations under any Finance
      Document except with the consent of the Lenders.

13.11 ASSIGNMENTS AND TRANSFERS BY THE LENDERS

      Any Lender may at any time assign and/or transfer all or any of its rights and benefits under the Finance Documents to another bank or financial institution in accordance with this Clause.

      (a)  ASSIGNMENTS

           Any Lender may, with the prior consent of the Borrower (such consent not to be unreasonably withheld or delayed), at any time assign and transfer, all or, subject to clause (c), a portion of its rights and benefits under the Finance Documents to another bank or financial institution. If any Lender chooses to effect an assignment and transfer pursuant to this clause (a), such assignment and transfer shall not be effective unless and until the assignee Lender has agreed with the Agent and the other Lenders that the assignee Lender shall be under the same obligations toward each of them as it would have been under if it had been a Party hereto as a Lender and the
           Agent and the other Lenders shall not otherwise be obligated to recognise such assignee Lender as having the rights against each of them which it would have had if it had been such a Party hereto. Any assignment or transfer pursuant to this clause (a) shall be effective only after delivery to and acceptance by, the Agent of an instrument, in form and substance satisfactory to it, executed by the assignor
           Lender and the assignee Lender stating the portion of the Commitment
           Amount assigned to the assignee Lender and the assignee Lender's administrative details.

      (b)  TRANSFERS

           As an alternative to clause (a), if any Lender (a "TRANSFEROR
           LENDER") wishes to transfer all or, subject to clause (c), a portion of its rights, benefits and obligations under the Finance Documents to another bank or financial institution (a "TRANSFEREE LENDER"), then such transfer may, with the prior consent of the Borrower (such consent not to be unreasonably withheld or delayed), be effected by the delivery to the Agent of a duly completed and executed Transfer
           Certificate, whereupon:

           (i)   to the extent that in such Transfer Certificate the Transferor
                 Lender Party thereto seeks to transfer its rights and
                 obligations under each Finance Document, each Obligor, the other Finance Parties and such Transferor Lender shall be
                 released from further obligations towards one another hereunder and their respective rights against one another shall be
                 cancelled (such rights and obligations being referred to in this Clause as "DISCHARGED RIGHTS AND OBLIGATIONS");

           (ii)  each Obligor, the other Finance Parties and the Transferee
                 Lender Party thereto shall assume obligations towards one
                 another and acquire

                                       64

                 rights against one another which differ from such discharged rights and obligations only insofar as such Obligor, the other
                 Finance Parties and such Transferee Lender have assumed and acquired the same in place of such Transferor Lender; and

           (iii) the Agent, such Transferee Lender and the other Finance Parties shall acquire the same rights and assume the same obligations between themselves as they would have acquired and assumed had such Transferee Lender been an original Party to this Agreement as a Lender with the rights and obligations acquired or assumed by it as a result of such transfer.

      (c)  MINIMUM AMOUNT; EQUIVALENT TRANSFER OF EACH TRANCHE

           Any assignment or transfer pursuant to clause (a) or (b) of a portion of a Lender's rights and/or benefits shall be in an integral multiple
           (with respect to the principal amount of the Commitment Amount and/or outstanding Loans assigned and/or transferred) of U.S.$1,000,000.

      (d)  SECURITY AGREEMENTS

           Within ten (10) Business Days after an assignment or transfer pursuant to this Clause 13.11 and upon the written request (given through the Agent), and at the cost and expense, of the relevant assignee Lender or Transferee Lender, as the case may be, the
           Borrower will, and RRL will cause each other Obligor to, enter into such documentation as the assignee Lender or the Transferee Lender shall reasonably request so as to ensure that the liens created by the Security Agreements secure the Obligations of the Borrower to such assignee Lender or Transferee Lender, as the case may be.

      (e)  RELIANCE ON INSTRUMENTS

           The Agent shall be fully entitled to rely on any instrument delivered to it in accordance with clause (a) or on any Transfer Certificate which is correct and regular on its face as regards its contents and purportedly executed on behalf of the relevant parties thereto and shall have no liability or responsibility to any Party as a consequence of placing reliance upon and acting in accordance with any such instrument or Transfer Certificate.

      (f)  SUB-PARTICIPATIONS

           Nothing in this Clause 13.11 shall, or shall be deemed to, prevent any Lender from selling any participation or similar interest in its
           Commitment or Loans and the Borrower hereby acknowledges and agrees that in connection with any such sale, the seller of any such participation shall be entitled to claim under the provisions of
           Clause 4.2 (Increased Costs, etc), 4.3 (Funding Losses), 4.4
           (Illegality), 4.5 (Taxes), 12.2 (Redistribution of Payments), 12.5
           (Currency of Payment) 13.3 (Costs and Expenses) and 13.4
           (Indemnification) hereof on behalf of the purchaser of any such participation as if such purchaser was named as a Lender in such provisions (but in no event shall such seller be entitled to claim any amount on behalf of any such purchaser under any such

                                       65

           provision which is in excess of the amount which such seller would then be entitled to claim under such provision in respect of the portion of its Commitment or Loans so participated); provided, however, that:

           (i)   for the avoidance of doubt, the sale by any Lender of any such participation or similar interest shall not relieve such Lender of any of its obligations hereunder; and

           (ii)  the Obligors shall be required to deal only with the Lenders and not with any purchaser of a participation from any Lender.

      (g)  FEE

           On the date upon which an assignment or transfer takes effect pursuant to Clause 13.11, the assignee Lender or Transferee Lender, as the case may be, in respect of such assignment or transfer shall pay to the Agent for its own account a fee of U.S.$3,000 (or, if such assignee Lender or Transferee Lender, as the case may be, is already a Lender under this Agreement, U.S.$1,000). Any costs incurred by any assignee Lender, assignor Lender, Transferee Lender or Transferor
           Lender, in respect of any assignment and/or transfer effected pursuant to Clause 13.11, respectively, shall be for the account of such person and not, for the avoidance of doubt, for the account of the Borrowers (on a joint and several basis).

      (h)  PROVISION OF INFORMATION

           In connection with any assignment, transfer or sale of a
           participation or similar interest by any Lender as contemplated by this Clause such Lender may supply to the relevant assignee Lender,
           Transferee Lender or purchaser such information in its possession with respect to such Lender's Loans and Commitment and the Finance
           Documents as such Lender shall deem appropriate.

13.12 OTHER TRANSACTIONS

      Without prejudice to the provisions of Clause 11.8 (Banking Activities), nothing contained herein shall preclude any Finance Party from engaging in any transaction, in addition to those contemplated by any Finance
      Document, with any RRL Group Company or any of their respective affiliates in which any RRL Group Company or such affiliate is not restricted hereby from engaging with any other person.

13.13 CONFIDENTIALITY

      Information provided by any Obligor hereunder or under any other Finance
      Document shall not be disclosed by any Finance Party for any purpose other than evaluation, monitoring and review pursuant to this Agreement;
      provided, however, that such information may be disclosed:

      (a)  to a permitted assignee or transferee of any Lender if the purchaser is advised such information is confidential and such persons agree to keep such information confidential;

                                       66

      (b)  to any director, officer or employee of such Finance Party; provided, however, that same is treated in the same manner as other
           confidential information held by such Finance Party;

      (c)  to legal advisers, accountants and other consultants and professional advisors determined by such Finance Party to require such information for the purpose of assisting in or advising upon such evaluation, monitoring and review, if such persons are advised that such information is confidential to the relevant Obligor;

      (d)  pursuant to applicable law;

      (e)  to the extent that such information is public;

      (f)  to the extent that such information was previously known to such
           Finance Party through means other than the Obligors, or was acquired from a third party not known to such Finance Party to be under a duty of confidentiality to an Obligor;

      (g)  in connection with the exercise by any Finance Party of any rights and remedies at any time when any Default has occurred and is continuing; or

      (h)  pursuant to prior written agreement between RRL and such Finance
           Party with a copy of such agreement being provided to the Agent.

13.14 FORUM SELECTION AND CONSENT TO JURISDICTION

      (a)  The parties hereto hereby irrevocably agree that, for the benefit of the Finance Parties only, the courts of England shall have exclusive jurisdiction to hear and determine any suit, action or proceeding, and to settle any disputes, which may arise out of or in connection with the Finance Documents and, for such purposes, each of the
           Borrower and RRL irrevocably submits to the exclusive jurisdiction of such courts.

      (b)  Each of the Borrower and RRL irrevocably waives any objection which it might now or hereafter have to the courts referred to in clause
           (a) being nominated as the forum to hear and determine any suit, action or proceeding, and to settle any disputes, which may arise out of or in connection with any Finance Document and agrees not to claim that any such court is not a convenient or appropriate forum.

      (c)  Each of the Borrower and RRL agrees that the process by which any suit, action or proceeding is begun may be served on it by being delivered in connection with any suit, action or proceeding in
           England, to it at c/o Law Debenture, 5th Floor, 100 Wood Street,
           London EC2E 7EX (the "PROCESS AGENT").

      (d)  The submission to the jurisdiction of the courts referred to in clause (a) shall not (and shall not be construed so as to) limit the right of the Finance Parties or any of them to take proceedings against either the Borrower or RRL in any other court of competent jurisdiction nor shall the taking of proceedings in any

                                       67

           one or more jurisdictions preclude the taking of proceedings in any other jurisdiction, whether concurrently or not.

13.15 ENTIRE AGREEMENT

      The Finance Documents constitute the entire agreement and understanding of the parties with respect to the subject matter thereof and supersede any previous agreement, written or oral, between the parties relating to the subject matter thereof.

13.16 WAIVER OF IMMUNITY

      To the extent that any Obligor may be entitled in any jurisdiction to claim for itself or its assets, immunity from suit, execution, attachment or other legal process whatsoever, it hereby irrevocably agrees not to claim and hereby irrevocably waives such immunity to the fullest extent permitted by the laws of such jurisdiction.

13.17 THIRD PARTY RIGHTS

      A person who is not a Party has no right under the Contracts (Rights of
      Third Parties) Act 1999 to enforce or enjoy the benefit of any term of this Agreement.

                                       68

THE BORROWER

RANDGOLD RESOURCES (SOMILO)   )  __Roger Williams_____________
LIMITED by:                   )  Signature
                              )  Signed by Roger Williams
                              )  Title: Director

Address for Notices:   La Motte Chambers
                       St. Helier
                       Jersey JE1 1BJ
                       Channel Islands

Facsimile No.:         +44-1534-735444

Attention:             D Haddon

Electronic Mail:       DHaddon@randgoldresources.com

                                       69

RRL

RANDGOLD RESOURCES LIMITED    )  __Roger Williams_____________
                              )  Signature
                              )  Signed by: Roger Williams
                              )  Title: Director

Address for Notices:   La Motte Chambers
                       St. Helier
                       Jersey JE1 1BJ
                       Channel Islands

Facsimile No.:         +44-1534-735444

Attention:             D Haddon

Electronic Mail:       DHaddon@randgoldresources.com

                                       70

THE LENDERS:

                                                               Commitment Amount
                                                                U.S.$ 15,000,000

Per pro N M ROTHSCHILD & SONS LIMITED by:   )
                                            )   _Christopher Coleman_________
                                            )   Signature
                                            )   _Christopher Coleman_________
                                            )   Name Printed
                                            )   _Managing Director___________
                                            )   Title
                                            )
                                            )   _Alan Park__________________
                                            )   Signature
                                            )   _Alan Park___________________
                                            )   Name Printed
                                            )   _director_____________
                                            )   Title

Address for Notices:     New Court
                         St. Swithin's Lane
                         London
                         EC4P 4DU
                         England

Facsimile No.:           +44 20 7280 5139

Attention:               Alan Park/Derek McCrone

Electronic Mail:         alan.park@rothschild.co.uk /
                         derek.mccrone@rothschild.co.uk

Dollar Lending Office:   The Chase Manhattan Bank
                         1 Chase Manhattan Plaza
                         New York, New York
                         U.S.A.

For the account of:      N M Rothschild & Sons Limited

Account No.:             01-1-948262

Facsimile No.:           +44 20 7280 5403

Telex No.:               888031

Attention:               Andrew Johnson

Electronic Mail:         andrew.johnson@rothschild.co.uk

                                       71

                                                               Commitment Amount
                                                                U.S.$ 15,000,000

Per pro Fortis Bank S.A./N.V. by:           )
                                            )   _C.J. Tilley_______________
                                            )   Signature
                                            )   _C.J. Tilley_______________
                                            )   Name Printed
                                            )   __attorney___________________
                                            )   Title
                                            )
                                            )
                                            )
                                            )
                                            )
                                            )
                                            )
                                            )

Address for Notices:     Fortis Bank S.A./N.V.
                         Camomile Court
                         23 Camomile Street
                         London EC3A 7PP
                         United Kingdom

Facsimile No.:           +44 (0)20 7444 8810

FOR CREDIT MATTERS

Attention:               Chris Tilley/Olivier Smeets
                         (Global Export & Project Finance)

Electronic Mail:         chris.tilley@fortis.com / olivier.smeets@fortis.com

FOR ADMINISTRATIVE MATTERS

Attention:               Jonathan Lloyd-Gane / James Everitt
                         (Loans Administration)

Electronic Mail:         jonathan.lloyd-gane@fortis.com /
                         james.everitt@fortis.com

Telephone:               +44 (0)20 7444 8685 / +44 (0)20 7444 8562

Dollar Lending Office:   Fortis Bank S.A./N.V.
                         UK Branch
                         Camomile Court
                         23 Camomile Street
                         London EC3A 7PP
                         United Kingdom

                                       72

                                                               Commitment Amount
                                                                U.S.$ 15,000,000

Per pro Barclays Bank PLC, by:              )
                                            )   __Giles Taylor______________
                                            )   Signature
                                            )   __Giles Taylor_______________
                                            )   Name Printed
                                            )   __director__________________
                                            )   Title
                                            )
                                            )
                                            )
                                            )
                                            )
                                            )
                                            )
                                            )

Address for Notices:      Barclays Bank PLC
                          5 The North Colonnade
                          Canary Wharf
                          London E14 4BB
                          Telephone: 020 7773 1760

Facsimile No.:            020 7773 1840

FOR CREDIT MATTERS

Address:                  Barclays Capital
                          5 The North Colonnade
                          Canary Wharf
                          London E14 4BB

Attention:                Colin Hall / Cliff Baylis

Electronic Mail:          colin.hall@barcap.com / cliff.baylis@barcap.com

Telephone:                020 7773 7927 / 020 7773 1760

Facsimile:                020 7773 1840 / 020 7773 1840

FOR OPERATIONAL MATTERS

Attention:                Mark Williams (Loans Operations)

Telephone:                020 7773 6436

Facsimile:                020 7773 6811

Dollar Lending Office:    Barclays Bank PLC
                          New York
                          SWIFT Address: BARC US 33

                                       73

                          Account No.:   280238433
                          UID No.:       312842
                          Beneficiary:   Barclays Bank PLC Wholesale, London
                                         Swift Address: BARCGB5G
                          Reference:     Loan Ops re: Randgold

                                       74

                                                               Commitment Amount
                                                                U.S.$ 15,000,000

Per pro Societe Generale, by            )
                                        )  __Dominic O'Kane______________
                                        )  Signature
                                        )  __Dominic O'Kane______________
                                        )  Name Printed
                                        )  __Vice President______________
                                        )  Title
                                        )
                                        )
                                        )
                                        )
                                        )
                                        )
                                        )

Address for Notices:     Societe Generale
                         OPER/CAF/PLS
                         17 cours Valmy
                         92972 Paris La Defense Cedex
                         France

Attention:               Francoise Olivier-Guegan / Olivier Gueguen

Electronic Mail:         Francoise.Olivier-Guegan@sgcib.com /
                         Olivier.Gueguen@sgcib.com

Telephone:               +33 1 42 14 76 66 / +33 1 42 13 07 52

Telex:                   615890SGMAR

Fax:                     +33 1 46 92 46 21

Dollar Lending Office:   Societe Generale -   Paris
                         Bank Name:           Societe Generale
                         Address:             New York (Swift Code: SOGEUS33)
                         Account Designation: Societe Generale / Paris
                                              (Swift Code: SOGEFRPPHCM)
                         Account No:          00187011
                         Under Ref:           Randgold

FOR CREDIT MATTERS

Address:                 Societe Generale
                         SG House - 41 Tower Hill, London
                         EC3N 4SG
                         United Kingdom

Attention:               Vilislav Gogov / Dominic O'Kane

                                       75

Electronic Mail:         vilislav.gogov@sgcib.com / dominic.okane@sgcib.com

Telephone:               +44 20 7676 6494 / +44 20 7676 6165

Fax:                     +44 20 7676 6661 / +44 20 7702 1604

                                       76

THE MLA

Per pro N M ROTHSCHILD & SONS       )
LIMITED by:                         )   __Christopher Coleman______________
                                    )   Signature
                                    )   __Christopher Coleman______________
                                    )   Name Printed
                                    )   __Managing Director______________
                                    )   Title
                                    )   __Alan Park______________
                                    )   Signature
                                    )   __Alan Park______________
                                    )   Name Printed
                                    )   __director______________
                                    )   Title

Address for Notices:     New Court
                         St. Swithin's Lane
                         London
                         EC4P 4DU
                         England

Facsimile No.:           +44 20 7280 5139

Attention:               Alan Park/Derek McCrone

Electronic Mail:         alan.park@rothschild.co.uk /
                         derek.mccrone@rothschild.co.uk

                                       77

THE AGENT

Per pro N M ROTHSCHILD & SONS       )
LIMITED by:                         )   __Christopher Coleman______________
                                    )   Signature
                                    )   __Christopher Coleman______________
                                    )   Name Printed
                                    )   __Managing Director______________
                                    )   Title
                                    )   __Alan Park______________
                                    )   Signature
                                    )   __Alan Park______________
                                    )   Name Printed
                                    )   __director______________
                                    )   Title

Address for Notices:     New Court
                         St. Swithin's Lane
                         London
                         EC4P 4DU
                         England

Facsimile No.:           +44 20 7280 5139

Attention:               Alan Park/Derek McCrone

Electronic Mail:         alan.park@rothschild.co.uk /
                         derek.mccrone@rothschild.co.uk

                                       78